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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Simon Property Group, Inc. and SPG Realty Consultants, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

JOINT PROXY STATEMENT
April 12, 2002

Simon Property Group, Inc.
115 West Washington Street
Indianapolis, Indiana 46204

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. on Wednesday, May 8, 2002
PLACE	Hyatt Regency Indianapolis One South Capitol Avenue Indianapolis, Indiana
ITEMS OF BUSINESS
(1) To elect a total of eleven (11) directors (seven (7) to be elected by the holders of all classes of voting securities and four (4) to be elected by the holders of Class B Common Stock) each to serve until the next annual meeting of stockholders.

(2) To approve the proposed amendment to the Simon Property Group, L.P. 1998 Stock Incentive Plan (the "1998 Stock Incentive Plan") which increases from 6,300,000 to 11,300,000 the total number of paired shares of common stock subject to issuance under the plan.
(3) To consider and vote on a stockholder proposal.
(4) To transact such other business as may properly come before the meeting.
RECORD DATE	You can vote if you are a stockholder of record on March 20, 2002.
ANNUAL REPORT	Our 2001 Annual Report, which is not part of the proxy soliciting material, is enclosed.
PROXY VOTING	We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please vote in one of these ways:
(1) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card (this is a free call in the U.S.);
(2) VISIT THE WEB SITE noted on your proxy card to vote via the Internet; OR

(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the envelope provided, which requires no additional postage if mailed in the United States. Your vote is important, regardless of the number of shares you own.
Any proxy may be revoked at any time prior to its exercise at the meeting.
By order of the Board of Directors of Simon Property Group, Inc.
April 12, 2002	James M. Barkley Secretary

SPG Realty Consultants, Inc.
115 West Washington Street
Indianapolis, Indiana 46204

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. on Wednesday, May 8, 2002
PLACE	Hyatt Regency Indianapolis One South Capitol Avenue Indianapolis, Indiana
ITEMS OF BUSINESS	(1) To elect a total of eleven (11) directors, each to serve until the next annual meeting of stockholders.

(2) To approve the proposed amendment to the 1998 Stock Incentive Plan which increases from 6,300,000 to 11,300,000 the total number of paired shares of common stock subject to issuance under the plan.
(3) To consider and vote on a stockholder proposal.
(4) To transact such other business as may properly come before the meeting.
RECORD DATE	You can vote if you are a holder of beneficial interest of record on March 20, 2002.
ANNUAL REPORT	Our 2001 Annual Report, which is not part of the proxy soliciting material, is enclosed.
PROXY VOTING	We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please vote in one of these ways:
(1) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card (this is a free call in the U.S.);
(2) VISIT THE WEB SITE noted on your proxy card to vote via the Internet; OR

(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the envelope provided, which requires no additional postage if mailed in the United States. Your vote is important, regardless of the number of shares you own.
Any proxy may be revoked at any time prior to its exercise at the meeting.
By order of the Board of Directors of SPG Realty Consultants, Inc.
April 12, 2002	James M. Barkley Secretary

Simon Property Group, Inc.
SPG Realty Consultants, Inc.
115 West Washington Street
Indianapolis, Indiana 46204

JOINT PROXY STATEMENT

        This Joint Proxy Statement is being furnished to stockholders of Simon Property Group, Inc., a Delaware corporation ("SPG"), and the holders of beneficial interests of the outstanding stock of SPG Realty Consultants, Inc., a Delaware corporation ("SRC" and together with SPG, the "Companies," "we," or "us"), in connection with the solicitation of proxies by SPG's Board of Directors (the "SPG Board") and SRC's Board of Directors (the "SRC Board" and together with the SPG Board, the "Boards of Directors" or the "Boards") for use at SPG's 2002 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the "SPG Meeting") and SRC's 2002 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the "SRC Meeting" and together with the SPG Meeting, the "Meetings").

        You are invited to attend the Meetings on May 8, 2002, beginning at 10:00 a.m. Indianapolis time. The Meetings will be held at the Hyatt Regency Indianapolis, One South Capitol Avenue, Indianapolis, Indiana. Stockholders will be admitted beginning at 9:00 a.m.

        The Hyatt Regency Indianapolis is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Sign interpretation will also be offered upon request. Please call us at least five (5) days in advance at 317-685-7330 if you require either of these services or other special accommodations.

        Each share of SPG's Common Stock, par value $.0001 per share ("SPG Common"); Class B Common Stock, par value $.0001 per share ("SPG Class B Common"); Class C Common Stock, par value $.0001 per share ("SPG Class C Common"); and Series A Convertible Preferred Stock, par value $.0001 per share ("SPG Series A Preferred" and together with the SPG Common, SPG Class B Common and SPG Class C Common, the "SPG Voting Stock") is paired with a beneficial interest in shares of Common Stock, par value $.0001 per share, of SRC ("SRC Shares") in units consisting of one share of SPG Voting Stock and a beneficial interest in one-one hundredth (1/100th) of an SRC Share. The SRC Shares are held by trusts (the "Trusts") for the benefit of the holders of SPG Voting Stock. Beneficial interests in the SRC Shares are not transferable separately but only by and as part of a transfer of shares of SPG Voting Stock.

        This Joint Proxy Statement, form of proxy and voting instructions are being mailed starting April 12, 2002.

Voting Securities

        SPG.    Holders of record of SPG Voting Stock at the close of business on March 20, 2002 are entitled to receive this notice and to vote their shares on all matters presented to the stockholders at the SPG Meeting. In addition, holders of record of SPG's Series F Cumulative Redeemable Preferred Stock ("SPG Series F Preferred") and Series G Cumulative Step-Up Premium Rate Preferred Stock ("SPG Series G Preferred") on March 20, 2002 are entitled to receive this notice and vote their shares on the election of directors at the SPG Meeting. On that date, there were outstanding 170,888,304 shares of SPG Common, 3,200,000 shares of SPG Class B Common, 4,000 shares of SPG Class C Common, 49,839 shares of SPG Series A Preferred, 8,000,000 shares of SPG Series F Preferred and 3,000,000 shares of SPG Series G Preferred. For purposes of voting at the SPG Meeting, holders of SPG Series A Preferred are entitled to a number of votes equal to the number of shares of SPG Common into which their shares would be convertible, or 1,893,651. As a result, a total of 186,985,955 shares are entitled to vote (the "Voting Shares") upon the election of directors at the SPG Meeting and a total of 175,985,955 shares are entitled to vote upon all other matters presented to stockholders at the SPG Meeting. The presence at the SPG Meeting in person or by proxy of a majority of all the votes entitled to be cast at the SPG Meeting, or 93,492,978 Voting Shares, will constitute a quorum for the transaction of business.

        All of the SPG Class B Common is owned by Melvin Simon, Herbert Simon and David Simon, all of whom are our executive officers, as voting trustees. All of the SPG Class C Common is owned by NID Corporation (formerly known as The Edward J. DeBartolo Corporation). The SPG Board is not soliciting proxies in respect of the SPG Class B Common or the SPG Class C Common, although the SPG Board expects those shares will be represented at the SPG Meeting.

        Holders of the SPG Class B Common have informed SPG that they intend to cause all such shares to be voted in favor of the seven nominees for director to be elected by holders of Voting Shares named below and the four nominees for Class B Director named below. Holders of the SPG Class C Common have not yet informed SPG how they intend to vote their shares although they are expected to cause all such shares to be voted in favor of the seven nominees for director to be elected by holders of Voting Shares named below and the two persons whom they will nominate for Class C Director.

        SRC.    Holders of beneficial interests of record in SRC Shares at the close of business on March 20, 2002 are entitled to receive this notice and to vote at the SRC Meeting. On that date, there were outstanding 1,759,859.55 SRC Shares which are held by the Trusts for the benefit of SPG's stockholders and are entitled to vote at the SRC Meeting. The presence at the SRC Meeting in person or by proxy of a majority of all of the votes entitled to be cast at the SRC Meeting, or beneficial interests in 879,929.78 SRC Shares, will constitute a quorum for the transaction of business.

        As to the election of the SRC Board, SPG will instruct the trustees of the Trusts how to vote the SRC Shares they hold, and the trustees are obligated to vote as instructed, so that each director of SRC is also a director of SPG. As to all other matters, the trustees will vote in accordance with the vote of the holders of beneficial interests in SRC Shares.

Required Vote

        All shares entitled to vote at the Meetings are entitled to one vote per share, except for shares of Series A Preferred, which are entitled to vote on an as-converted basis as described above. A plurality of the votes cast is required to elect directors. On all other proposals, the proposal will be approved if the number of votes cast in favor exceeds the number of votes cast against. Abstentions and broker "non-votes" will be treated as shares not voted and will have no effect on the voting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proxies

        Your vote is important. You may vote your proxy by telephone, Internet or mail. A toll-free telephone number and web site address are included on your proxy card. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the envelope provided, which requires no additional postage if mailed in the United States. All shares that have been properly voted and not revoked will be voted at the Meetings. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Boards of Directors.

        You may revoke your proxy at any time before it is exercised by:

  •
  giving written notice to the Secretary of the Companies at 115 West Washington Street, Indianapolis, Indiana 46204,
  •
  executing and delivering a later-dated proxy or
  •
  attending and voting by ballot at the Meetings.

        You may save us the expense of a second mailing by voting promptly.

        Voting now will not limit your right to vote at the Meetings if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meetings.

Voting on Other Matters

        We know of no other business to be transacted at the Meetings, but if other matters requiring a vote do arise, the persons named in the proxy will have the discretion to vote on those matters for you.

Costs of Proxy Solicitation

        We will pay the cost of preparing, assembling, and mailing the proxy material. We expect to solicit proxies primarily by mail, but our employees or other representatives may also solicit proxies without additional compensation. We will also request banks, brokers and other holders of record to send the proxy material to, and obtain proxies from, beneficial owners, and will reimburse them for their reasonable expenses in doing so. In addition, we have hired Mellon Investor Services LLC to assist in the solicitation of proxies. We will pay Mellon a fee of $6,000 for its services. The telephone number of Mellon Investor Services' proxy solicitation practice is (917) 320-6252.

List of Stockholders

        A list of stockholders entitled to vote at the Meetings will be available at the Meetings and for ten days prior to the Meetings, between the hours of 8:45 a.m. and 4:30 p.m., at our offices at 115 West Washington Street, Indianapolis, Indiana, by contacting the Secretary of the Companies.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires SPG's directors, executive officers and beneficial owners of more than 10% of the capital stock of SPG to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Based solely on our review of the copies of those forms received by us, and/or written representations from certain reporting persons, we believe that, during the year ended December 31, 2001, our directors, executive officers and beneficial owners of more than 10% of SPG's capital stock have complied with all filing requirements applicable to them.

Incorporation by Reference

        To the extent this Joint Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Joint Proxy Statement entitled "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION," "REPORT OF THE AUDIT COMMITTEE" and "PERFORMANCE GRAPH" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

Board and Committee Membership

        Our business, property and affairs are managed under the direction of our Boards of Directors. Members of our Boards of Directors are kept informed of our business through discussions with our Co-Chairmen and Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and properties, and by participating in meetings of the Boards and their committees.

        During 2001, the Boards of Directors met five times and had four standing committees. Those committees consisted of a Compensation Committee, an Audit Committee, an Executive Committee and a Nominating Committee. All directors participated in 75% or more of the meetings of the Boards and each committee on which they served except for Melvyn E. Bergstein, who participated in two of the three meetings in 2001 after his addition to the Boards.

        The table below provides membership and meeting information for each of the committees.

Name	Compensation		Audit		Executive	Nominating
Birch Bayh	X					X
Melvyn E. Bergstein
Hans C. Mautner					X
G. William Miller			X			X
David Simon					X
Herbert Simon	X				X	X
Melvin Simon					X	X
J. Albert Smith, Jr.			X	*
Richard S. Sokolov					X
Fredrick W. Petri	X		X
Pieter S. van den Berg			X
Philip J. Ward	X	*
M. Denise DeBartolo York						X
2001 Meetings	1		4		0	1
*Chair

The Compensation Committee

        The Compensation Committee sets remuneration levels for our officers, reviews significant employee benefit programs and establishes, as it deems appropriate, and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. Our Charters require that (1) the Compensation Committee have at least one member elected by the SPG Class B common and at least one member elected by the SPG Class C Common, and (2) a majority of the Compensation Committee be composed of Independent Directors (as defined in our Charters).

The Audit Committee

        The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope of the audit engagement, reviews the independent public accountants' letter of comments and management's responses thereto, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, reviews any major accounting changes made or contemplated, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. Our Charters require that the entire Audit Committee be composed of Independent Directors.

The Executive Committee

        The Executive Committee approves the acquisition and disposition of real property, authorizes the execution of certain contracts and agreements relating to transactions having an aggregate value of less than $50 million, including those related to the borrowing of money by the Companies, and generally exercises all other powers of the Boards of Directors between meetings of the Boards, except in cases where action of the entire Boards is required and except where action by Independent Directors is required by our conflict of interest policies.

The Nominating Committee

        The Nominating Committee nominates persons to serve as directors who are elected by the holders of Voting Shares. In considering persons to nominate, the Nominating Committee will consider persons recommended by stockholders. Our By-Laws require that the Nominating Committee have five members, with two members elected by the SPG Class B Common and one member elected by the SPG Class C Common.

        At the meetings of directors to be held following the Meetings, the Boards will reappoint members of the Boards to the four standing committees.

Compensation of Directors

Director	Annual Retainer	Board Meeting Fees	Committee Meeting Fees	Total
Birch Bayh	$20,000	$5,000	$1,000	$26,000
Melvyn E. Bergstein	10,000	2,000	—	12,000
Hans C. Mautner	—	—	—	—
G. William Miller	20,000	5,000	1,000	26,000
David Simon	—	—	—	—
Herbert Simon	—	—	—	—
Melvin Simon	—	—	—	—
J. Albert Smith, Jr.	20,000	5,000	2,000	27,000
Richard S. Sokolov	—	—	—	—
Fredrick W. Petri	20,000	5,000	3,000	28,000
Pieter S. van den Berg*	20,000	5,000	—	25,000
Philip J. Ward	20,000	5,000	1,000	26,000
M. Denise DeBartolo York	20,000	5,000	—	25,000

*
Pieter van den Berg has assigned his director compensation (including the value of director options) to PGGM, a Dutch pension fund.

        We pay directors who are not our employees or employees of our affiliates annual compensation of $20,000 plus $1,000 for attendance (in person or by telephone) at each meeting of the Boards or their committees. Joint meetings of the SPG Board and the SRC Board are considered one meeting and joint meetings of the respective standing committees of the Boards are considered one meeting of each standing committee. Committee members do not receive compensation for committee meetings held on the same day as regularly scheduled Board meetings. We do not pay directors who are our employees or employees of our affiliates any compensation for their services as directors.

        All directors are reimbursed for their expenses incurred in attending directors' meetings. Directors of SPG who are not our employees or employees of our affiliates are automatically granted each year options to purchase 3,000 shares of SPG Common multiplied by the number of calendar years that have elapsed since that person's last election to the SPG Board. In addition, directors of SPG are eligible to be granted discretionary awards under and to participate in SPG's incentive stock option plan, as described below under "EXECUTIVE COMPENSATION—Option Plans."

ITEM 1—ELECTION OF DIRECTORS

        SPG.    The holders of Voting Shares will elect seven directors, and the holders of SPG Class B Common will elect four directors. The holders of SPG Class C Common have the right to elect two directors. The holders of SPG Class C Common have not yet nominated persons for the two Class C Director positions. Each director will serve until the 2003 annual meeting of stockholders and until his or her successor has been elected.

        The shares of SPG Class B Common are held by a voting trust that is obligated to elect Melvin Simon, Herbert Simon and David Simon as directors of SPG and SRC.

        Our employment agreements with Hans C. Mautner and Richard S. Sokolov contemplate that each of them will be elected to the SPG Board of Directors.

        SRC.    The holders of SRC Shares will elect eleven directors as discussed above. Each director will serve until the 2003 annual meeting of stockholders and until his or her successor has been elected.

        The trustees of the Trusts are obligated to vote the SRC Shares held by them as instructed by SPG so that each member of the Board of Directors of SRC is also a director of SPG.

        The persons named in the enclosed proxy intend to vote the proxy for the election of each of the nominees, unless you indicate on the proxy card that your vote should be withheld from any or all such nominees.

        The Boards of Directors unanimously recommend that stockholders vote FOR the election of the nominees named below.

        We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Boards of Directors choose to reduce the number of directors serving on the Boards.

        The names, principal occupations and certain other information about the nominees for director are set forth on the following pages.

Security Ownership of Directors and Officers

        As of March 20, 2002, the nominees and the named executive officers of the Companies:

  •
  owned beneficially the number and percentage of shares of SPG Common, SPG Class B Common and SPG Class C Common treated as a single class ("Paired Shares") indicated; and
  •
  owned beneficially the indicated number and percentage of units of limited partnership interest ("Units") which are exchangeable for Paired Shares.

        Unless otherwise indicated in the footnotes, Paired Shares or Units are owned directly, and the indicated person has sole voting and investment power.

        No nominee or named executive officer of the Companies beneficially owns any shares of SPG Series A Preferred, SPG Series F Preferred or SPG Series G Preferred.

Name and Age as of the May 8, 2002 Meeting Date		Position, Principal Occupation, Business Experience and Directorships	Number of Paired Shares(1)(2)(3) and Units, and Percent of Paired Shares(4) and Units(5) Beneficially Owned

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES

Birch Bayh	74
		Partner in the Washington, D.C. law firm of Venable, Baetjer, Howard & Civiletti, LLP since May 1, 2001. Previously a partner of Oppenheimer Wolff & Donnelly LLP for more than five years. Mr. Bayh served as a United States Senator from Indiana from 1963 to 1981. A director of ICN Pharmaceuticals, Inc. Our director since 1998 and prior to that a director of our predecessor, Simon DeBartolo Group, Inc. (the "Predecessor Company") since 1993. Member of our Compensation and Nominating Committees.	Paired Shares: 25,000 Percent of Paired Shares: * Units: 0 Percent of Units: —

Melvyn E. Bergstein	60
Chairman and Chief Executive Officer of DiamondCluster International, Inc. since 2000.
		Co-founded Diamond Technology Partners in 1994 which combined with Cluster Consulting in late 2000 to form DiamondCluster International. Prior to founding Diamond, Mr. Bergstein served in several capacities throughout a 21-year career with Arthur Andersen LLP's consulting division, as partner, managing director of worldwide technology, board member and chairman of the Consulting Oversight Committee. Our director since 2001.	Paired Shares: 15,000 Percent of Paired Shares: * Units: 0 Percent of Units: —

Hans C. Mautner	64	Vice Chairman of our Boards since 1998 and prior to that Chairman of the Board of Directors and Chief Executive Officer of Corporate Property Investors, Inc. ("CPI") and Corporate Realty Consultants, Inc. ("CRC") from 1989 to 1998. A director of CPI from 1973 to 1998 and of CRC from 1975 to 1998. Served as Vice President of CPI from 1972 to 1973. Appointed Executive Vice President in 1973. Elected President of CPI and CRC in 1976, elected Chairman and President in 1988, and elected Chairman, President and Chief Executive Officer of CPI and CRC in 1989. Prior to joining CPI, Mr. Mautner was a General Partner of Lazard Freres. A board member for various funds in The Dreyfus Family of Funds. Member of our Executive Committee.	Paired Shares: 938,363 Percent of Paired Shares: * Units: 0 Percent of Units: —

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES (continued)

G. William Miller	77
		Chairman of the Board and Chief Executive Officer of G. William Miller & Co. Inc., a merchant banking firm, since 1983. A former Secretary of the U.S. Treasury and a former Chairman of the Federal Reserve Board. From January 1990 until February 1992, Chairman and Chief Executive Officer of Federated Stores, Inc., the parent company of predecessors to Federated Department Stores, Inc. A director of Repligen Corporation. Our director since 1998 and prior to that a director of the Predecessor Company since 1996. Member of our Audit and Nominating Committees.	Paired Shares: 25,440 Percent of Paired Shares: * Units: 0 Percent of Units: —

J. Albert Smith, Jr.	61
		President of Bank One Central Indiana since September 2001. Managing Director of Bank One Corporation from October 1998 to September 2001. President of Bank One, Indiana, NA, a commercial bank, from September 1994 until October 1998. From 1974 until September 1994, President of Banc One Mortgage Corporation, a mortgage banking firm. Our director since 1998 and prior to that a director of the Predecessor Company since 1993. Member of our Audit Committee.	Paired Shares: 30,000 Percent of Paired Shares: * Units: 0 Percent of Units: —

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES (continued)

Pieter S. van den Berg	56	Adviser to the Board of Managing Directors of PGGM, a Dutch pension fund, since 1991. Our director since 1998. Member of our Audit Committee.	Paired Shares: 14,000 Percent of Paired Shares: * Units: 0 Percent of Units: —

Philip J. Ward	53
		Senior Managing Director, Head of Real Estate Investments, for CIGNA Investments, Inc., a wholly-owned subsidiary of CIGNA Corporation. Member of the International Council of Shopping Centers, the Urban Land Institute, the National Association of Industrial and Office Parks and the Society of Industrial and Office Realtors. Our director since 1998 and prior to that a director of the Predecessor Company since 1996. Member of our Compensation Committee.	Paired Shares: 21,945 Percent of Paired Shares: * Units: 0 Percent of Units: —

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF SPG CLASS B COMMON

Melvin Simon	75
		Co-Chairman of the Board of the Companies since 1998 and prior to that Co-Chairman of the Board and a director of the Predecessor Company since its incorporation. Co-Chairman of the Board of Melvin Simon & Associates, Inc. ("MSA"), a company Mr. Simon founded in 1960 with his brother, Herbert Simon. Member of our Executive and Nominating Committees.(7)	Paired Shares: 7,374,701(6) Percent of Paired Shares: 4.0% Units: 7,149,491 Percent of Units: 3.0%

Herbert Simon	67
		Co-Chairman of the Board of the Companies since 1998 and prior to that a director of the Predecessor Company since its incorporation. Chief Executive Officer of the Predecessor Company from its incorporation to 1995, when Mr. Simon was appointed Co-Chairman of the Board. Co-Chairman of the Board of MSA. A director of Kohl's Corporation, a specialty retailer. Member of our Compensation, Executive and Nominating Committees.(7)	Paired Shares: 5,808,911(6) Percent of Paired Shares: 3.2% Units: 5,571,960 Percent of Units: 2.4%

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF SPG CLASS B COMMON (continued)

David Simon	40
		Our Chief Executive Officer and a director since 1998. Prior to that Chief Executive Officer of the Predecessor Company since 1995 and a director of the Predecessor Company since its incorporation. President of the Predecessor Company from its incorporation until 1996. Executive Vice President of MSA since 1990. From 1988 to 1990, Vice President of Wasserstein Perella & Company, a firm specializing in mergers and acquisitions. The son of Melvin Simon, the nephew of Herbert Simon and a director of First Health Group Corp. Member of our Executive Committee.(7)	Paired Shares: 3,271,842(8) Percent of Paired Shares: 1.8% Units: 2,725,092 Percent of Units: 1.2%

Richard S. Sokolov	52
		Our President and Chief Operating Officer and a director since 1998 and prior to that a director of the Predecessor Company since 1996. President and Chief Executive Officer and a director of DeBartolo Realty Corporation ("DRC") from its incorporation until it merged with the Predecessor Company in 1996. Prior to that Mr. Sokolov had served as Senior Vice President, Development of The Edward J. DeBartolo Corporation since 1986 and as Vice President and General Counsel since 1982. A trustee and a member of the Executive Committee of the International Council of Shopping Centers. Member of our Executive Committee.	Paired Shares: 568,370 Percent of Paired Shares: * Units: 60,835 Percent of Units: *

CURRENT DIRECTORS WHO ARE NOT NOMINEES

Fredrick W. Petri	55
		Mr. Petri is currently a Class C Director. A partner of Petrone, Petri & Company, a real estate investment firm Mr. Petri founded in 1993, and an officer of Housing Capital Company since its formation in 1994. Prior to that, an Executive Vice President of Wells Fargo Bank, where for over 18 years Mr. Petri held various real estate positions. Previously a member of the Board of Governors and a Vice President of the National Association of Real Estate Investment Trusts and a director of the National Association of Industrial and Office Park Development. Mr. Petri is also a trustee of the Urban Land Institute and the University of Wisconsin's Real Estate Center. Our director since 1998 and prior to that a director of the Predecessor Company since 1996. Member of our Compensation and Audit Committees.	Paired Shares: 34,160 Percent of Paired Shares: * Units: 0 Percent of Units: —

M. Denise DeBartolo York	51
		Ms. DeBartolo York is currently a Class C Director. Chairman of The DeBartolo Corporation. Previously served as Chairman of the Board of The Edward J. DeBartolo Corporation and in other executive capacities with The Edward J. DeBartolo Corporation for more than five years. Our director since 1998 and prior to that a director of the Predecessor Company since 1996. Member of our Nominating Committee.	Paired Shares: 1,335,491(9) Percent of Paired Shares: * Units: 1,290,439 Percent of Units: —

Name	Position	Number of Paired Shares(1)(2)(3) and Units, and Percent of Paired Shares(4) and Units(5) Beneficially Owned

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

James A. Napoli	Our Executive Vice President—Leasing.	Paired Shares: 93,100 Percent of Paired Shares: * Units: 0 Percent of Units: —

James M. Barkley	Our General Counsel and Secretary.	Paired Shares: 138,955 Percent of Paired Shares: * Units: 0 Percent of Units: —

Number of Paired Shares(1)(2)(3) and Units, and Percent of Paired Shares(4) and Units(5) Beneficially Owned

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP(10)

21 Persons	Paired Shares: 63,706,106 Percent of Paired Shares: 27.2% Units: 56,497,281 Percent of Units: 23.9%

*
Less than one percent

(1)
Includes the following Paired Shares that may be purchased pursuant to stock options that are exercisable within 60 days: David Simon—362,500; Richard S. Sokolov—75,000; Hans C. Mautner—584,289; M. Denise DeBartolo York—12,000; Birch Bayh—24,000; Melvyn E. Bergstein—5,000; G. William Miller—21,360; Fredrick W. Petri—20,000; J. Albert Smith, Jr.—29,000; Philip J. Ward—20,000; Pieter S. van den Berg—14,000; James A. Napoli—22,000; James M. Barkley—72,000; and all directors and executive officers as a group—1,501,999. Pieter S. van den Berg has assigned the economic benefit of his stock options to PGGM, a Dutch pension fund. Includes 68,354 Paired Shares issuable upon conversion of SPG Series B Convertible Preferred Stock, par value $.0001 per share ("SPG Series B Preferred") which are owned by Hans C. Mautner.

(2)
Includes the following Paired Shares that may be received upon exchange of Units held by the following persons on March 20, 2002: David Simon—2,725,092; Herbert Simon—5,571,960; Melvin Simon—7,149,941; Richard S. Sokolov—60,385; M. Denise DeBartolo York—1,290,439; and all directors and executive officers as a group—56,497,281. Units held by limited partners are exchangeable either for Paired Shares (on a one-to-one basis) or for cash as selected by the Independent Directors.

(3)
Includes the following restricted shares which are subject to vesting requirements: David Simon—70,230; Richard S. Sokolov—122,068; James A. Napoli—18,355; James M. Barkley—17,285; and all directors and executive officers as a group—307,105.

(4)
At March 20, 2002, there were 170,888,304 shares of SPG Common, 3,200,000 shares of SPG Class B Common, 4,000 shares of SPG Class C Common and 49,839 shares of SPG Series A Preferred outstanding. Upon the occurrence of certain events, shares of SPG Class B Common and SPG Class C Common convert automatically into SPG Common (on a share-for-share basis). No officer or director beneficially owns shares of SPG Series A Preferred. These percentages assume the exercise of stock options, exchange of Units for Paired Shares and conversion of SPG Series B Preferred only by the applicable beneficial owner.

(5)
At March 20, 2002, there were 236,251,365 outstanding Units of which the Companies owned, directly or indirectly, 172,421,360 or 73%. These percentages assume that no Units are exchanged for Paired Shares.

(6)
Does not include 15,172,723 Paired Shares and Units held by Melvin Simon & Associates, Inc. and certain related persons and entities. See "PRINCIPAL STOCKHOLDERS."

(7)
Messrs. Melvin Simon, Herbert Simon and David Simon are officers of the indirect general partner of SZS 33 Associates, L.P., a Delaware limited partnership ("SZS"), that filed a bankruptcy petition in the United States Bankruptcy Court for the Southern District of New York on October 12, 1998 as part of a prepackaged Chapter 11 plan (the "Plan"). The Plan was confirmed on January 13, 1999, and the assets of SZS were transferred to a creditor on February 24, 1999.

(8)
Includes Units owned by trusts of which David Simon is a beneficiary.

(9)
Does not include Paired Shares and Units held by NID Corporation and certain related persons and entities. See "PRINCIPAL STOCKHOLDERS."

(10)
Includes Paired Shares and Units held by NID Corporation, Melvin Simon & Associates, Inc. and certain related persons and entities. See "PRINCIPAL STOCKHOLDERS."

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of any class of voting securities of the Companies as of March 20, 2002. Unless otherwise indicated in the footnotes, shares are owned directly, and the indicated person has sole voting and investment power.

	Paired Shares(1)			SPG Series A Preferred
Name and Address of Beneficial Owner	Number of Shares		%(2)	Number of Shares	%
Alaska Permanent Fund Corporation 801 West 10th Street Suite 302 Juneau, AK 99801-4100	2,038,187	(3)	1.16%	49,821	99.96%
NID Corporation, et al.(4) 100 DeBartolo Place Youngstown, OH 44513	21,808,380	(5)	11.03%	0	—
Kuwait Investment Authority Ministries Complex, Block No. 3 Third Floor Kuwait—State of Kuwait	11,584,009	(6)	6.50%	0	—
Melvin Simon & Associates, Inc., et al.(7) 115 W. Washington Street Indianapolis, IN 46204	28,356,335	(8)	14.17%	0	—
PGGM Kroostweg Noord 149 3704 EC Zeist The Netherlands	12,079,717	(9)	6.85%	0	—
Stichting Pensioenfonds ABP Oude Lindestraat 70 6411 EJ Heerlen, The Netherlands	10,000,000	(10)	5.68%	0	—

(1)
Paired Shares include shares of SPG Common, SPG Class B Common and SPG Class C Common, including their respective paired proportionate beneficial ownership interests in SRC Shares. Upon the occurrence of certain events, shares of SPG Class B Common and SPG Class C Common convert automatically into SPG Common (on a share-for-share basis). At the option of the holders of the SPG Series A Preferred, such shares convert into shares of SPG Common (at the rate of approximately 37.995 shares of SPG Common for each share of SPG Series A Preferred). Also assumes conversion of SPG Series B Preferred, which is convertible into SPG Common (at the rate of approximately 2.586 shares of SPG Common for each share of SPG Series B Preferred) at the option of the holders. The amounts in the table also include Paired Shares that may be issued upon the exchange of Units. Units held by limited partners are exchangeable either for Paired Shares (on a one-to-one basis) or for cash as selected by the Independent Directors.

(2)
Assumes the exercise of stock options, exchange of Units for Paired Shares and conversion of SPG Series B Preferred by the subject holder only. Also assumes conversion of SPG Series A Preferred by all holders.

(3)
Includes 1,892,967 shares of SPG Common issuable upon conversion of SPG Series A Preferred, 66,873 shares issuable upon conversion of SPG Series B Preferred and 78,347 outstanding shares of SPG Common.

(4)
The beneficial owners of the securities are NID Corporation, directly or indirectly, the estate of the late Edward J. DeBartolo, members of the DeBartolo family, including Edward J. DeBartolo, Jr. and M. Denise DeBartolo York, or trusts established for the benefit of members of the DeBartolo family or partnerships in which the foregoing persons hold partnership interests.

(5)
Includes 33,052 shares of SPG Common currently outstanding, 21,759,328 shares of SPG Common issuable upon exchange of Units, 12,000 shares of SPG Common issuable upon exercise of stock options that are exercisable within 60 days and 4,000 outstanding shares of SPG Class C Common.

(6)
Includes 9,416,192 shares of SPG Common currently outstanding and 2,167,817 shares of SPG Common issuable upon conversion of 838,273 shares of SPG Series B Preferred. Based on information provided by Brinson Partners (New York), Inc. ("Brinson") in an amended Schedule 13G filed with the Securities and Exchange Commission on February 19, 2002. Brinson is an investment adviser and an indirect wholly-owned subsidiary of UBS AG. UBS AG was appointed investment adviser to manage the account holding the subject shares by Kuwait Investment Authority. Brinson and UBS AG disclaim beneficial ownership of the shares.

(7)
This group consists of Melvin Simon & Associates, Inc. ("MSA"), a wholly owned subsidiary of MSA, Melvin Simon and Herbert Simon. MSA is owned 69% by Melvin Simon and 31% by Herbert Simon.

(8)
Includes 969,061 shares of SPG Common currently outstanding, 24,187,274 shares of SPG Common issuable upon exchange of Units and 3,200,000 shares of SPG Class B Common currently held by MSA, Melvin Simon and Herbert Simon. Does not include 10,943,931 shares of SPG Common (including shares currently outstanding, shares issuable upon exchange of Units and shares issuable upon exercise of stock options that are exercisable within 60 days) held by David Simon and family trusts of the Simons over which MSA, Melvin Simon and Herbert Simon do not have voting or dispositive power.

(9)
Includes 11,644,896 shares of SPG Common currently outstanding and 434,821 shares of SPG Common issuable upon conversion of 168,141 shares of SPG Series B Preferred.

(10)
Based on information provided by Stichting Pensioenfonds ABP in a Schedule 13D filed with the Securities and Exchange Commission on February 6, 2002.

ITEM 2—APPROVAL OF AMENDMENT TO 1998 STOCK INCENTIVE PLAN

General

        The Boards of Directors have adopted an amendment to the 1998 Stock Incentive Plan (the "1998 Plan") and directed that the amendment be submitted to the stockholders for consideration and approval at the Meetings. The amendment would increase from 6,300,000 to 11,300,000 the total number of shares available for issuance pursuant to all awards made under the 1998 Plan.

        As of March 20, 2002, an aggregate of 5,268,976 shares were covered by awards made under the 1998 Plan, including 1,279,778 shares covered by awards made under plans of predecessors of the Companies that were converted to similar awards under the 1998 Plan.

        The following is a summary of the principal features of the 1998 Plan. The summary is qualified in its entirety by express reference to the complete text of the 1998 Plan, as proposed to be amended, set forth as Appendix A to this Joint Proxy Statement. Stockholders are urged to read the actual text of the 1998 Plan, as proposed to be amended, as set forth in Appendix A.

        The 1998 Plan provides for the grant of the following types of equity-based awards (collectively, "Awards") during the ten-year period following its adoption: incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("NQSOs" and together with the ISOs, "Options"), stock appreciation rights ("SARs"), performance units and restricted stock.

Purpose And Eligibility

        The primary purpose of the 1998 Plan is to attract and retain the best available officers, key employees, "Eligible Directors" (as defined below), advisors and consultants for positions of substantial responsibilities with the Companies and our affiliates and to provide an additional incentive to such officers, key employees, Eligible Directors, advisors and consultants to exert their maximum efforts toward the success of the Companies and our affiliates. "Eligible Directors" are directors of SPG who are not employees of the Companies or our affiliates. All officers, key employees, advisors and consultants of the Companies and our affiliates (except for Melvin Simon and Herbert Simon) and all Eligible Directors are eligible to be granted Awards under and participate in the 1998 Plan. In addition, Eligible Directors will receive automatic grants, as described below. The number of individuals currently eligible to participate in the 1998 Plan is approximately 220.

Administration

        The 1998 Plan is administered by the Compensation Committee of the SPG Board (the "Committee"). The Committee, in its sole discretion, determines which eligible individuals may participate in the 1998 Plan ("Participants") and the type, extent and terms of the Awards to be granted to them. In addition, the Committee interprets the 1998 Plan and makes all other determinations deemed advisable for the administration of the 1998 Plan. The Committee may, with the consent of the grantee of an Award, provide for the accelerated vesting and exercisability of an Award and/or extend the scheduled termination or expiration date of an Award upon the occurrence of such events as it deems appropriate.

Shares Subject To The 1998 Plan

        If the amendment to the 1998 Plan is approved by the stockholders, the aggregate number of shares that may be issued under the 1998 Plan would be increased from 6,300,000 to 11,300,000. No more than 600,000 shares may be issued to any one individual pursuant to Awards during any one year.

        The closing price of the SPG Common as reported by the New York Stock Exchange on March 20, 2002 was $32.15.

Discretionary Awards

        The terms and conditions of Options, SARs and restricted stock awards granted under the 1998 Plan are set out in written agreements which will contain such provisions as the Committee from time to time deems appropriate.

        The terms of Options granted under the 1998 Plan are generally determined by the Committee within the terms of the 1998 Plan. The exercise price for any Option may not be less than the fair market value of a share on the date of grant. No Option will be exercisable after the expiration of ten years from the date of its grant. The 1998 Plan provides that, unless otherwise determined by the Committee, Options generally vest 40% on the first anniversary of the date of grant, an additional 30% on the second anniversary of the date of grant and become 100% vested three years after the date of grant. The Option exercise price may be paid (i) by certified or official bank check, (ii) in the discretion of the Committee, by personal check, (iii) in shares owned by the optionee for at least six months and which have a fair market value on the date of exercise equal to the exercise price, (iv) in the discretion of the Committee, by delivery of a promissory note and agreement providing for payment with interest on any unpaid balance, (v) through a brokered exercise, (vi) by any combination of the above, or (vii) by any other means permitted by the Committee, in its discretion.

        A SAR may be granted in connection with all or any part of an Option granted under the 1998 Plan or may be granted independent of any Option. SARs granted in connection with an Option will become exercisable and lapse according to the same vesting schedule and lapse rules that are established for the corresponding Option. SARs granted independent of any Option will vest and lapse according to the terms and conditions set by the Committee. A SAR will entitle its holder to be paid an amount equal to the excess of the fair market value of the shares subject to the SAR on the date of exercise over the exercise price of the related Option, in the case of a SAR granted in connection with an Option, or the fair market value of the shares subject to the SAR on the date of exercise over the fair market value on the date of grant, in the case of a SAR granted independent of an Option.

        Subject to the discretion of the Committee, certificates representing restricted stock awards may (i) be issued to a grantee bearing an appropriate legend specifying that such shares are subject to restrictions or (ii) be held in escrow until the end of the restricted period set by the Committee. During the restricted period, restricted stock will be subject to transfer restrictions and forfeiture in the event of termination of employment with the Companies or any of our affiliates and such other restrictions and conditions established by the Committee at the time the restricted stock is granted.

        To the extent deemed necessary and desirable by the Committee, the terms and conditions of performance unit awards granted under the 1998 Plan will be set out in written agreements. Performance unit awards provide for future payment of cash, or any other equivalent consideration deemed appropriate by the Committee, to the grantee upon the attainment of certain "Performance Goals" (as defined in the 1998 Plan) established by the Committee over specified periods. At the end of each performance award period, the Committee decides the extent to which the Performance Goals have been attained and the amount of cash, or other consideration, to be distributed to the grantee.

Automatic Awards For Eligible Directors

        The 1998 Plan provides for automatic grants of Options ("Director Options") to Eligible Directors. Upon the first day of the first calendar month following the month in which any person first becomes an Eligible Director, such person will be automatically granted without further action a Director Option to purchase 5,000 shares (an "Initial Award"). Thereafter, on the date of each SPG annual meeting of stockholders held after January 1, 1999, each Eligible Director who continues as an Eligible Director will automatically be granted each year, without further action, a Director Option to purchase 3,000 shares multiplied by the number of calendar years that have elapsed since such person's last election to the SPG Board (the "Annual Award"); provided, however, that if any person becomes an Eligible Director during the 60-day period prior to the SPG annual meeting of stockholders in any year, then such Eligible Director will not receive the Annual Award.

        The exercise price per share of Director Options is 100% of the fair market value of a share on the date the Director Option is granted. All Director Options become vested and exercisable on the first anniversary of the date of grant or such earlier time in the event of a "Change in Control." Upon termination of any person's service as an Eligible Director, all Director Options granted expire 30 days following the date of termination.

Special Conditions Applicable To ISOs

        ISOs may not be granted under the 1998 Plan to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the optionee's employer corporation or of its parent or subsidiary corporation unless (i) the exercise price of the ISO is at least 110% of the fair market value of a share on the date of grant, and (ii) the term of the ISO is not longer than five years. If the fair market value of the shares with respect to which ISOs are exercisable for the first time by any optionee during any calendar year (under all plans of the Companies or any affiliate) exceeds $100,000, such ISOs will be treated, to the extent of such excess, as NQSOs.

Adjustments Upon Changes In Capitalization

        If any change is made to the shares by reason of any subdivision or combination of shares or other capital adjustments or the payment of a stock dividend or other change in such shares effected without receipt of consideration by SPG, appropriate adjustments will be made by the Committee to the number of shares available under the 1998 Plan, the number of shares subject to Awards, the Option exercise price and appreciation base of Options and SARs previously granted, and the amount payable by a Participant in respect of an Award.

        In the event SPG is merged or consolidated with another corporation and there is a change in the shares by reason of such merger or consolidation, or in the event that all or substantially all of the assets of SPG are acquired by another person, or in the event of a reorganization or liquidation of SPG (each such event being hereinafter referred to as a "Corporate Event") or in the event that the SPG Board shall propose that SPG enter into a Corporate Event, then the Committee may provide that Options and SARs will be terminated unless exercised within 30 days (or such longer period as the Committee determines) after notice; provided that if the Committee takes such action, it must also accelerate the dates upon which all outstanding Options and SARs will be exercisable. The Committee may also provide that all or some of the restrictions on any Award will lapse in the event of a Corporate Event.

Transferability Of Awards

        Except as otherwise determined by the Committee, no Award granted under the 1998 Plan, or any right or interest therein, is assignable or transferable except by will or the laws of descent and distribution and, during the lifetime of a grantee, Options and SARs are exercisable only by the grantee or his legal representative.

Termination Or Amendment

        The 1998 Plan will terminate on September 23, 2008, 10 years after the date of its adoption. We may at any time suspend, discontinue or amend the 1998 Plan in any respect whatsoever, except that no such amendment shall impair any rights under any Award theretofore made under the 1998 Plan without the consent of the grantee of such Award. Stockholder approval of any such amendment shall be obtained in such a manner and to such a degree as is required by applicable law or regulation.

Federal Income Tax Consequences

        The following is a brief discussion of the federal income tax consequences of transactions under the 1998 Plan based on the Code, as in effect as of the date of this summary. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.

        ISOs.    No taxable income is realized by the optionee upon the grant or exercise of an ISO. If shares are issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the Option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee's employer for federal income tax purposes.

        If the shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the Option price paid for such shares, and (2) the optionee's employer will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee upon the sale of the shares will be taxed as short-term or long-term capital gain (or loss), depending on how long the shares have been held, and will not result in any deduction by the employer.

        Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following termination of employment, the exercise of the Option will generally be taxed as the exercise of an NQSO.

        For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised an NQSO. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of the taxpayer's alternative minimum tax liability or his or her "regular" income tax liability. As a result, a taxpayer has to determine his or her potential liability under the alternative minimum tax.

        NQSOs.    With respect to NQSOs, including Director Options: (1) no income is realized by the optionee at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the excess, if any, of the fair market value of the shares on such date over the exercise price, and the optionee's employer is generally entitled to a tax deduction in the same amount, subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

        Limitation on Deductions.    We generally will be entitled to a tax deduction for Awards granted under the 1998 Plan only to the extent that the Participants recognize ordinary income from the Award. Code section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of our other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as "performance-based compensation" under Code section 162(m). The 1998 Plan has been designed to permit the Committee to grant Awards which qualify as "performance-based compensation" under Code section 162(m).

Plan Benefits

        Other than the automatic grant of Director Options to Eligible Directors, the grant of Awards under the 1998 Plan is entirely within the discretion of the Committee. We cannot determine the extent of discretionary Award grants that will be made in the future; therefore, with respect to discretionary Awards, disclosure of the benefits or amounts to be allocated in the future under the 1998 Plan has been omitted.

        Each of the following Eligible Directors will be granted 3,000 Director Options in 2002 pursuant to the automatic grant made at the SPG Meeting, assuming each such person is elected to the SPG Board at the SPG Meeting: Birch Bayh, Melvyn E. Bergstein, G. William Miller, Fredrick W. Petri, J. Albert Smith, Jr., Pieter S. van den Berg, Philip J. Ward and M. Denise DeBartolo York. Future grants of Initial Awards and Annual Awards will be made in accordance with the procedures described above.

        The following table sets forth, as of March 20, 2002, the Awards that have been granted under the 1998 Plan since its adoption (excluding any Awards which have been canceled or forfeited) to each of the Named Executives; each nominee for election as a director; all current executive officers as a group; all current directors who are not executive officers as a group; and all employees, including all current officers who are not executive officers, as a group.

	Number of Securities underlying NQSOs Granted	Number of Securities underlying ISOs Granted	Number of Shares of Restricted Stock Granted
David Simon Chief Executive Officer	350,000	—	115,920
Hans C. Mautner Vice Chairman	624,413	9,876	—
Richard S. Sokolov President and Chief Operating Officer	150,000	—	192,894
James A. Napoli Executive Vice President—Leasing	40,000	—	35,920
James M. Barkley General Counsel and Secretary	40,000	—	31,640
Birch Bayh	12,000	—	—
Melvyn E. Bergstein	5,000	—	—
G. William Miller	15,000	—	—
Fredrick W. Petri	15,000	—	—
Melvin Simon	—	—	—
Herbert Simon	—	—	—
J. Albert Smith, Jr.	15,000	—	—
Pieter S. van den Berg	14,000	—	—
Philip J. Ward	15,000	—	—
M. Denise DeBartolo York	12,000	—	—
All current executive officers as a group	1,361,413	9,876	534,034
All current directors who are not executive officers as a group	103,000	—	—
All employees, including all current officers who are not executive officers, as a group	1,104,328	—	876,547

        The Boards of Directors unanimously recommend that stockholders vote FOR approval of the amendment to the 1998 Stock Incentive Plan.

ITEM 3—STOCKHOLDER PROPOSAL

        The Massachusetts State Carpenters Pension Fund, 350 Fordham Road, Wilmington, Massachusetts 01887, beneficial owner of approximately 2,600 shares of SPG Common paired with a beneficial interest in SRC shares, has notified us that it intends to propose the following resolution at the Meetings.

Independent Board Proposal

        "Resolved, that the shareholders of Simon Property Group, Inc. ("Company") request that the Company's Board of Directors set a goal of establishing a board of directors with at least two-thirds of its members being independent directors. The Board should pursue this goal and transition to an independent board through its power to nominate candidates to stand for election by shareholders. For purposes of this resolution, a director would not be considered independent if he or she is currently or during the past five years has been:

  •
  Employed by the company or an affiliate in an executive capacity;

  •
  Employed by a firm that is one of the company's paid advisors or consultants;

  •
  Employed by a significant customer or supplier;

  •
  Employed by a tax-exempt organization that receives significant contributions from the Company;

  •
  Paid by the Company pursuant to any personal services contract with the Company;

  •
  Serving in an executive capacity or as a director of a corporation on which the Company's chairman or chief executive officer is a board member; or

  •
  Related to a member of management of the Company."

Stockholder's Statement of Support

        The board of directors plays a critical role in determining a company's long-term success. A board helps meet the challenge of maximizing long-term corporate value through those roles attributed to it by law and regulation. A board serves as management monitor, working to assemble a well-qualified senior management team. In conjunction with senior management, a board contributes to the development and implementation of a corporation's competitive strategies, while also serving as the architect of an executive compensation plan that provides necessary incentives and rewards to accomplish long-term corporate success. The board of directors must operate independently of the corporation's chief executive officer and senior management if it is to fulfill its duty to hire, oversee, compensate, and if necessary replace management. Independence has been referred to as "a director's greatest virtue" (Robert Rock, Chair of National Association of Corporate Directors, "Directors and Boards," Summer edition 1996) and we believe independent boards are better positioned to remove non-performing senior executives.

        In order to best fulfill its responsibilities and ensure the corporation's long-term success, we believe that at least two-thirds of a board's members should be "independent" directors. Presently, six of its ten directors are not independent under the definition proposed by this resolution. Messrs. D. Simon and Sokolov are employed by the Company in an executive capacity. Melvin Simon and Herbert Simon are related to a member of management of the Company. Philip J. Ward is the Head of Real State Investments for CIGNA Investments, Inc., which has made mortgage loans to the Company totaling approximately $330.8 million. J. Albert Smith is a Managing Director at Bank One Corporation, which is a participating lender in the Company's $1.25 billion revolving credit facility.

        As long-term shareholders, we believe an independent board best represents shareholders. Adoption of this resolution would encourage our company to work towards this goal. We urge your support for this resolution.

Statement of Boards in Opposition

        The Boards of Directors believe that independence, diversity of experience and continuity are important to the success of the Boards of Directors. The Boards' composition is structured such that the Boards, taken as a whole, have the correct balance to best advance the interests of all stockholders.

        The Boards believe that the Companies have adequate measures in place to insure the independent judgment of the Boards of Directors. The Companies' charters require a majority of the directors to be Independent Directors. "Independent Director" is defined in the Companies' charters to mean a director who is neither an employee of the Companies nor a member or affiliate of the Simon or DeBartolo families—two families which hold substantial ownership interests in the Companies. Additionally, the Companies' charters require that a majority of the Compensation Committee consist of Independent Directors and that the entire Audit Committee be composed of Independent Directors. Finally, the Companies' charters require the prior approval of a majority of the Independent Directors in order for the Companies to engage in any transaction in which a member or affiliate of the Simon or DeBartolo families has an interest.

        The Boards further believe that the Boards' current mixture of independent and non-independent directors has contributed greatly to the Companies' success. In addition to the judgment and experience provided by the Independent Directors, the Companies also benefit from the guidance and judgment of individuals with special knowledge, experience and expertise in the areas most important to the Companies' business. The Boards include senior executives of the Companies as well as senior executives from other companies, bankers and other individuals whose experience and expertise in the Companies' highly competitive industry have helped the Companies to achieve recognition as the preeminent owner, developer and manager of shopping malls and other income-producing properties.

        The Boards are concerned that adoption of the shareholder proposal would deprive the Companies of the ability and experience of individuals familiar with the Companies and our needs as well as those familiar with the industry by prohibiting them from serving on the Boards. Although the Boards agree that it is important for the Boards of Directors to include independent representation, they also believe that the definition of independence set forth in this proposal is too narrow. The Companies' size and diversity make it inevitable that many of the most experienced and most qualified director candidates will have professional, business or other relationships that involve the Companies in some way. By requiring that two-thirds of the Boards meet an unduly restrictive definition, the proposal would deprive the stockholders of the services of some of the best-qualified director candidates. The Boards do not believe that it is in the best interests of the stockholders to adopt the definition or limitation set forth in this proposal and therefore recommend a vote against it.

        The Boards of Directors unanimously recommend a vote AGAINST this proposal for the above reasons.

EXECUTIVE COMPENSATION

        The following table sets forth information regarding compensation we paid during each of the last three years to our Chief Executive Officer and each of our four other most highly compensated executive officers, based on salary and bonus earned during 2001 (the "Named Executives").

Summary Compensation Table

		Annual Compensation							Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus(1)		All Other Compensation			Restricted Stock Awards(2)		Securities Underlying Options(3)	LTIP Payouts(4)		All Other Compensation(5)
David Simon Chief Executive Officer	2001 2000 1999	$800,000 800,000 800,000		$	— 375,000 450,000	$	— — —		$	— — —	275,000 75,000 —	$	— 1,551,000 1,057,500	$9,273 9,598 8,450
Hans C. Mautner Vice Chairman	2001 2000 1999	$814,158 728,000 728,545	(6) (6)		$200,000 125,000 250,000	$	— — —		$	— — —	83,333 — 62,500	$	— — —	$162,787 160,350 6,120	(7) (7)
Richard S. Sokolov President and Chief Operating Officer	2001 2000 1999	$600,000 600,000 600,000			$500,000 375,000 375,000		$56,836 — —	(8)	$	— — —	100,000 50,000 —	$	— 775,500 705,000	$9,498 9,805 8,046
James A. Napoli Executive Vice President— Leasing	2001 2000 1999	$491,077 467,308 421,154			$335,000 250,000 250,000	$	— — —		$	— — —	20,000 20,000 —	$	— 323,125 293,750	$9,954 9,922 8,800
James M. Barkley General Counsel and Secretary	2001 2000 1999	$396,923 376,923 355,553			$225,000 200,000 200,000	$	— — —		$	— — —	20,000 20,000 —	$	— 323,125 293,750	$9,941 9,910 8,800

(1)
Bonus awards are accrued in the year indicated and paid in the following year.

(2)
The number and value of the unvested aggregate restricted stock holdings of each of the Named Executives at December 31, 2001, excluding the performance-based restricted stock discussed in footnote (4) below, are as follows: David Simon—8,190 shares, $240,213; Hans C. Mautner—0 shares, $0; Richard S. Sokolov—117,792 shares, $3,454,839; James A. Napoli—8,190 shares, $240,213; James M. Barkley—6,230 shares, $182,726. The values are calculated by multiplying the number of restricted shares held by each Named Executive by $29.33, the December 31, 2001 closing price of the SPG Common as reported by the New York Stock Exchange.

(3)
Represents number of shares of SPG Common.

(4)
Represents the value of shares of performance-based restricted stock allocated to the Named Executives on March 26, 2001 for 2000 and on March 23, 2000 for 1999, under the Companies' 1999 stock incentive program. These awards are subject to further vesting requirements.

(5)
Represents annualized amounts of (i) employer paid contributions to the 401(k) retirement plan and (ii) company paid employee and dependent life insurance premiums. Employer contributions to the 401(k) retirement plan become vested 30% after completion of three years of service, 40% after four years and an additional 20% after each additional year until fully vested after seven years.

(6)
Includes compensation payable by a non-U.S. affiliate of the Companies for his non-U.S.-based services.

(7)
Includes approximately $150,000 in housing allowance paid by a non-U.S. affiliate of the Companies in connection with his relocation outside the U.S.

(8)
Represents amounts reimbursed for payment of taxes.

Options Granted in 2001

        The following table shows all stock options granted to the Named Executives who were granted options in 2001.

OPTION GRANTS IN 2001

Individual Grants
		% of Total Options Granted to Employees in 2001			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	# of Securities Underlying Options
			Exercise or Base Price ($/Share)	Expiration Date
Name					5%	10%
David Simon	275,000	25.3%	$25.5400	03/26/11	$4,416,500	$11,192,500
Hans C. Mautner	83,333	7.7%	$25.5400	03/26/11	$1,338,328	$3,391,653
Richard S. Sokolov	100,000	9.2%	$25.5400	03/26/11	$1,606,000	$4,070,000
James A. Napoli	20,000	1.8%	$25.5400	03/26/11	$321,200	$814,000
James M. Barkley	20,000	1.8%	$25.5400	03/26/11	$321,200	$814,000

Option Exercises and Year-End Values

        The following table sets forth information with respect to the unexercised stock options granted to Named Executives and held by them at December 31, 2001.

AGGREGATED OPTION EXERCISES IN 2001 AND
DECEMBER 31, 2001 OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001(1)
	Shares Acquired on Exercise
Name		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
David Simon	—	—	230,000	320,000	$1,593,711	$1,308,817
Hans C. Mautner	—	—	550,956	83,333	$1,148,701	$315,832
Richard S. Sokolov	—	—	20,000	130,000	$118,474	$556,711
James A. Napoli	50,000	$321,269	8,000	32,000	$47,390	$146,884
James M. Barkley	—	—	83,000	32,000	$578,390	$146,884

(1)
The closing price of the SPG Common as reported by the New York Stock Exchange on December 31, 2001 was $29.33. Value is calculated on the basis of the difference between the exercise price and $29.33, multiplied by the number of shares underlying "in-the-money" options.

Employment Agreements

        Employment Agreement with Hans C. Mautner.    Hans C. Mautner is a party to an employment agreement with SPG (the "Mautner Agreement"). The Mautner Agreement has a term ending September 24, 2003. Under the Mautner Agreement, Mautner receives an aggregate annual base salary of $762,000 and is eligible to receive an annual aggregate bonus in an amount up to 135% of his annual base salary. The compensation payable under the Mautner Agreement is allocated between U.S.-based and non-U.S.-based services. The severance provisions in the Mautner Agreement provide that, in the event Mautner is terminated by SPG other than for "Cause", death or disability, or by Mautner for "Good Reason" (as those terms are defined in the Mautner Agreement), SPG will pay Mautner an amount equal to the product of three times the sum of (i) Mautner's then annual base salary and (ii) his then annual bonus and will contribute an amount to the CPI Supplemental Executive Retirement Plan, as amended and restated effective as of August 1, 1997 equal to 33% of the sum of his annual base salary and bonus, as well as continue to provide certain employee benefits. In addition, all then outstanding unvested options granted to Mautner shall become immediately vested and exercisable and remain exercisable for their original term.

        The Mautner Agreement contains a golden parachute excise tax gross-up provision, under which Mautner will be entitled to be made whole on excise taxes imposed under Section 4999 of the Code.

        Employment Agreement with Richard S. Sokolov.    Richard S. Sokolov is a party to an employment agreement with SPG (the "Sokolov Agreement"). The Sokolov Agreement has an initial term which ended August 9, 1997 and provides for automatic one-year extensions of the term unless either party gives the other party notice that the term will not be extended. The Sokolov Agreement has been extended to August 9, 2002. Under the Sokolov Agreement, Sokolov receives an annual base salary currently of $600,000, subject to annual review and adjustment, and is eligible to receive a cash bonus of up to 75% of his base salary.

        The severance provisions in the Sokolov Agreement provide that, in the event Sokolov is terminated by SPG other than for "Cause", death or disability, or by Sokolov for "Good Reason" (as those terms are defined in the Sokolov Agreement), SPG will pay Sokolov an amount equal to the sum of all accrued and unpaid base salary plus one-year's then current base salary and bonus, and accelerate the vesting of his unearned restricted stock grants.

Option Plans

        General.    During 2001, the Companies maintained one option plan, the 1998 Stock Incentive Plan (the "1998 Plan"). If the amendment to the 1998 Plan is approved by the stockholders, a maximum of 11,300,000 shares (subject to adjustment) will be available for issuance to eligible officers, key employees, "Eligible Directors", advisors and consultants for positions of substantial responsibilities with the Companies. "Eligible Directors" are directors of SPG who are not employees of the Companies or our affiliates. All officers, key employees, advisors and consultants of the Companies and our affiliates (except for Melvin Simon and Herbert Simon) and all Eligible Directors are eligible to receive grants under and participate in the 1998 Plan. In addition, Eligible Directors receive automatic grants. See "ITEM 2—APPROVAL OF AMENDMENT TO 1998 STOCK INCENTIVE PLAN."

        1999 Stock Incentive Program.    During 1999, a two-year stock incentive program was created under the 1998 Plan in which Options to purchase an aggregate of 1,595,000 shares and an aggregate of 2,556,250 restricted shares were allocated to a total of 206 executive officers and employees. Options allocated under the 1999 stock incentive program will be granted only if the Companies attain annual and cumulative targets for growth in Funds From Operations for a specific year and then will only become exercisable over a three year period from the date of grant. The exercise price per share of the Options will be the fair market value of a share on the date of grant and all Options will expire 10 years from the date of grant. The allocated restricted shares may be earned in each of the two years of the program only if the Companies attain the specified targets for growth in Funds From Operations.

        The determination of whether the Companies achieved their targets for a particular year is made in

March of the following year (the "Determination Date") and, to the extent the targets have been achieved, a portion of the allocation of shares of restricted stock is deemed to be earned and is awarded as of the Determination Date. Options allocated under the 1999 stock incentive program are granted as of the Determination Date and are subject to further vesting requirements after the date of grant. Although the participant is entitled to vote all restricted shares that are earned and receive distributions on restricted shares as of the Determination Date, restricted shares that are earned vest in four installments of 25% each on January 1 of each year following the year in which the Determination Date occurs. The participant must continue to be employed on the day prior to the vesting date to receive the awards, otherwise the awards are forfeited.

Incentive Bonus Plan

        The Incentive Bonus Plan (the "Bonus Plan") is intended to provide senior executives and key employees with opportunities to earn incentives based upon the performance of the Companies, the participant's business unit and the individual participant. At the beginning of a year, the Committee specifies the maximum incentive pool available for distributions and approves performance measures for each participant and three levels of performance that must be attained in order to trigger the award of the bonuses. Each participant's bonus award for the year is expressed as a percentage of base salary, a fixed dollar amount, or a percentage of the available incentive pool. Bonus amounts for each year are determined in the following February with disbursement in March.

Deferred Compensation Plan

        The Companies have a non-qualified deferred compensation plan (the "Deferred Compensation Plan") that provides deferred compensation to certain executives and key employees. Under the Deferred Compensation Plan, a participant may defer all or a part of his compensation. SPG, at its discretion, may contribute a matching amount equal to a rate selected by SPG, and an additional incentive contribution amount on such terms as SPG may specify. All participant deferrals and matching and incentive contributions are credited to a participant's account and remain general assets of SPG. A participant's elective deferrals are fully vested. Except in the case of death or disability of the participant or insolvency or a change in control of SPG, a participant becomes vested in matching and incentive contributions 20% after one year of service and an additional 20% for each year thereafter. Upon death or disability of the participant or insolvency or a change in control of SPG, a participant becomes 100% vested in his account.

        All contributions under the Deferred Compensation Plan are deposited in what is commonly referred to as a "rabbi trust" arrangement pursuant to which the assets of the trust are subject to the claims of SPG's general creditors in the event of SPG's insolvency. The trust assets are invested by the trustee in its sole discretion. Payments of a participant's elective deferrals and vested matching contributions are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant or a change in control of SPG.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General Principles

        As a general matter, the Companies have adopted a compensation philosophy which embraces the concept of pay-for-performance. The Companies' strategy is to link executive management compensation with the Companies' performance and stockholder return and to reward management for results that are consistent with the key goals of the Companies. This is described further below under "2001 Executive Officer Compensation." The Companies believe that their compensation program attracts results-oriented employees and motivates them to achieve higher levels of performance.

        It is the Companies' policy to establish executive officer base salary at levels which are competitive in relation to comparable real estate investment trusts ("REITs"), while providing significant additional compensation opportunities through programs which are linked directly to Company performance.

2001 CEO Compensation

        David Simon was paid a base salary of $800,000 for 2001. Because the Companies met their targets for growth in Funds From Operations for 1999 and 2000, under the 1999 stock incentive program, David Simon was granted 75,000 Options in March 2000 and 275,000 Options in March 2001. In addition, 45,000 restricted shares were earned and awarded in March 2000 and 60,000 restricted shares were earned and awarded in March 2001. These awards are subject to further vesting requirements. Based on information provided by third parties, management believes that David Simon's total compensation in 2001 was in the 19th percentile for chief executive officers of a peer group of REITs.

2001 Executive Officer Compensation

        The Companies compensate their executive officers through four principal elements, the third and fourth of which are intended to link executive compensation more directly to increases in value of our stock.

  •
  Base Pay.    Base pay is determined through a review and analysis of peers in the REIT industry in order to determine reasonable and competitive compensation levels.

  •
  Bonus Plan.    Under the Bonus Plan, participants have opportunities to participate in an incentive pool depending upon performance of the Companies, the participant's business unit and the individual participant. Bonuses of $2,050,000 were paid in 2002 to ten (10) of the eleven (11) eligible executive officers with respect to 2001 performance. See "EXECUTIVE COMPENSATION—Incentive Bonus Plan."

  •
  Option Plan.    At December 31, 2001, eleven (11) eligible executive officers held vested options to acquire an aggregate of 1,236,576 shares that were previously granted under the 1998 Plan. Two (2) executive officers are not eligible to receive option grants.

  •
  1999 Stock Incentive Program.    Under the 1999 stock incentive program, allocations of Options and restricted shares are earned if the performance-based goals of the program are met. 293,500 Options and 168,000 restricted shares allocated to ten (10) of the eleven (11) eligible executive officers for 2000 were earned as of March 2001 because the Companies met the target for growth in Funds From Operations for 2000. These awards are subject to further vesting requirements. In addition, three (3) Named Executives were granted an aggregate of 283,333 Options in March 2001 with respect to 2000 performance. Two (2) executive officers were not eligible to receive shares under the 1999 stock incentive program. See "EXECUTIVE COMPENSATION—Option Plans—1999 Stock Incentive Program."

        The Companies believe that each element of their executive compensation program attracts results-oriented individuals and motivates them to achieve levels of performance which are consistent with the performance goals of the Companies and their stockholders.

The Compensation Committee:

Philip J. Ward, Chairman
Birch Bayh
Fredrick W. Petri
Herbert Simon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Other than Herbert Simon, who is a Co-Chairman of the Board of the Companies, no member of the Compensation Committee during 2001 was an officer, employee or former officer of the Companies or any of their subsidiaries or had any relationship requiring disclosure herein pursuant to SEC regulations. No executive officer of the Companies served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure herein pursuant to SEC regulations.

PERFORMANCE GRAPH

        The following line graph compares the percentage change in the cumulative total shareholder return on the SPG Common from December 31, 1996 through December 31, 2001 (the period from December 31, 1996 through September 24, 1998 represents common stock of the Predecessor Company) as compared to the cumulative total return of the S&P Composite—500 Stock Index and the NAREIT Equity REIT Total Return Index for the period December 31, 1996 through December 31, 2001. The graph assumes an investment of $100 on December 31, 1996, a reinvestment of dividends and actual increase of the market value of the SPG Common relative to an initial investment of $100. The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the SPG Common.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is composed of four directors, each of whom is an Independent Director as that term is defined in the Companies' Charters, and each of whom is "independent" as defined by the listing standards of the New York Stock Exchange.

        We have reviewed and discussed with management the Companies' audited financial statements as of and for the year ended December 31, 2001.

        We have discussed with Arthur Andersen LLP (the "Auditors") the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the Auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the Auditors the Auditors' independence.

        The Auditors have advised the Companies that they have billed or will bill the Companies the below indicated amounts for the following categories of services for the year ended December 31, 2001:

Audit of the Registrant	$540,000
Financial Information Systems Design and Implementation	0
All Other Fees:
Other Audit Related Fees	2,513,150	*
Other Fees	398,000

Total All Other Fees	2,911,150

Total Fees	$3,451,150

*
Other Audit Related Fees include joint venture partner and/or lender required audits of individual properties or pools of properties, lease required audits of common area maintenance costs for majority of properties, comfort letters, registration statements, consents, agreed upon procedures, accounting consultation, acquisition due diligence and benefit plan audits.

        Based on the reviews and discussions referred to above, we recommended to the Boards of Directors that the financial statements referred to above be included in the Companies' Annual Report on Form 10-K for the year ended December 31, 2001.

        We have considered whether the provision of services by the Auditors not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Companies' Forms 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 is compatible with maintaining the Auditors' independence.

        We have also reviewed the written charter under which we operate that was adopted by the Boards of Directors and provided to stockholders as an attachment to the Joint Proxy Statement for the 2001 Annual Meetings.

The Audit Committee:

J. Albert Smith, Jr., Chairman
G. William Miller
Fredrick W. Petri
Pieter S. van den Berg

MATTERS RELATING TO THE
INDEPENDENT AUDITORS

        Arthur Andersen LLP ("Andersen") has served as the Companies' independent auditor since 1993. Although stockholder approval of the Boards of Directors' selection of the Companies' independent auditor is not required by law, the Boards of Directors have historically solicited and obtained stockholder approval of Andersen's selection as the Companies' independent auditor. In view of the rapid pace of ongoing developments concerning Andersen, our Audit Committee has decided that it is in the best interests of the Companies and our stockholders to defer the selection of the Companies' independent public accounting firm to be engaged to audit the Companies' financial statements for the fiscal year ending December 31, 2002. Accordingly, the Audit Committee has not recommended yet, and the Boards have not selected, the Companies' independent auditor for 2002. However, based on currently available information, the Audit Committee plans to evaluate all alternatives, including holding discussions with other accounting firms.

        The Audit Committee intends to carefully consider any potential accounting firm's qualifications as independent accountants before recommending an independent auditor to the Boards for appointment. This may include a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also intends to analyze matters required to be considered under the Securities and Exchange Commission's Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants.

        Andersen served as our independent auditor for 2001. The Report of the Audit Committee (which appears on page 32) contains information on the amount of fees paid to Andersen during 2001. We expect that representatives of Andersen will be present at the Meetings and will be available to respond to appropriate questions. They will also have an opportunity to make a statement if they desire to do so.

CERTAIN TRANSACTIONS

Transactions with the Simons

        SPG has entered into noncompetition agreements with Melvin Simon, Herbert Simon and David Simon (collectively, the "Simons"), all of whom are executive officers of the Companies. Pursuant to such agreements and except as set forth below, Melvin Simon and Herbert Simon are prohibited from engaging in the shopping center business in North America other than through SPG or as passive investors until the later of (i) December 20, 2003, or (ii) the date that they are no longer directors or officers of SPG, and David Simon is prohibited from engaging in the shopping center business in North America other than through SPG and, with certain exceptions, for two years thereafter if he resigns or is terminated for cause. These restrictions will not prohibit Melvin Simon, Herbert Simon or David Simon from owning an interest in the properties in which the Simons previously owned an interest that were not contributed to the predecessor of SPG in 1993 (the "Excluded Properties") and in M.S. Management Associates, Inc. (the "Management Company"), and serving as directors and officers of the Management Company. It is anticipated that such commitments will not, in the aggregate, involve a material amount of time, but no assurance can be given in this regard. In addition, Melvin Simon and Herbert Simon may pursue other investment activities in which they are currently engaged.

        The Simons continue to own, in whole or in part, the Excluded Properties. The Management Company has entered into management agreements with the partnerships that hold the Excluded Properties, some of which agreements were not negotiated on an arms-length basis. Management believes, however, that the terms of such management agreements are fair to the Companies.

        The Simons and certain of their family members may from time to time and are permitted by the Companies' conflicts of interest policies to invest in tenants in shopping centers owned in whole or in part by the Companies or our affiliates, provided that (1) such investment does not exceed 25% of the outstanding equity capital of any such tenant, (2) the Simon family has no right to participate in the day to day management of any such tenant and (3) any lease transaction between the Companies, Simon Property Group, L.P. (the "Operating Partnership") and our respective affiliates and the tenant in which an investment has been made by a member of the Simon family is an arm's length transaction providing for payment of prevailing market rents. As of December 31, 2001, members of the Simon family or entities controlled by them have investments in four tenants in shopping centers owned in whole or in part by SPG. The investments and the leases were entered into on terms consistent with the conflicts of interest policies set forth above. Such an investment may cause income from the applicable tenant to be nonqualifying income for purposes of one of the tests for SPG's qualification as a REIT for federal income tax purposes. In this regard, rent received from a tenant will not be qualifying income if SPG, or an owner of ten percent or more of SPG, directly or constructively owns ten percent or more of the tenant. Management believes that the amount of nonqualifying income due to these investments under the foregoing income test does not, and future investments by the Simons will not, adversely impact SPG's qualification as a REIT.

Management Company

        The Management Company manages regional malls and community shopping centers not wholly-owned by the Operating Partnership and certain other properties and also engages in certain property development activities. Of the outstanding voting common stock of the Management Company, 95% is owned by the Simons, which will enable the Simons to control the election of the board of directors of the Management Company. After giving effect to a restructuring in 2001, the Operating Partnership owns common stock representing 80% of the value of the outstanding common stock of the Management Company, all of the outstanding participating preferred stock of the Management Company and a mortgage note of the Management Company, which entitles SPG to more than 97% of the anticipated after-tax economic benefits, in the form of dividends and interest, of the Management Company. The Management Company must receive the approval of a majority of the Independent Directors in order to provide services for any property not currently managed by the Management Company unless SPG owns at least a 25% interest in such property. The Management Company has agreed with SPG that, if in the future SPG is permitted by applicable tax law and regulations to conduct any or all of the activities that are now being conducted by the Management Company, the Management Company will not compete with SPG with respect to new or renewal business of this nature.

Other Transactions

        The Operating Partnership leases office space in Ohio from 7655 Corporation, an affiliate of NID Corporation, pursuant to a lease dated as of January 1, 1999. The brother of Ms. DeBartolo York, one of our directors, served as an officer of NID Corporation during 2001. NID Corporation and certain related persons and entities beneficially owned more than five percent (5%) of the outstanding shares of SPG Common as of March 20, 2002. See "PRINCIPAL STOCKHOLDERS."

        Philip J. Ward, one of our directors, is the Head of Real Estate Investments for CIGNA Investments, Inc., which has, or its affiliates have, made mortgage loans to us or our affiliates, or entities in which we have an interest, totaling approximately $327.3 million as of December 31, 2001. An affiliate of CIGNA is one of the providers under the Companies' group health plan. These arrangements are considered to be arm's length agreements.

        J. Albert Smith, Jr., another of our directors, is the President of Bank One Central Indiana. Bank One Corporation is a participating lender in our $1.25 billion revolving credit facility with a $76.5 million lending commitment, or 6.1% of the total facility.

ANNUAL REPORT

        Our Annual Report for the year ended December 31, 2001, including financial statements audited by Arthur Andersen LLP, independent accountants, and their report thereon, is being mailed with this Joint Proxy Statement. In addition, a copy of our Annual Report on Form 10-K for the year ended December 31, 2001, will be sent to any stockholder, without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to Shelly J. Doran, Simon Property Group, Inc., Investor Relations, P. O. Box 7033, Indianapolis, Indiana 46207.

STOCKHOLDER PROPOSALS AT
2003 ANNUAL MEETING

        The date by which we must receive stockholder proposals for inclusion in the proxy materials relating to the 2003 annual meetings of stockholders or for presentation at such meeting is December 3, 2002. In the event that the 2003 annual meeting of stockholders is called for a date that is not within thirty (30) days before or after May 8, 2003, in order to be timely, we must receive notice by the stockholder not later than the close of business on the later of 120 calendar days in advance of the 2003 annual meeting of stockholders or 10 calendar days following the date on which public announcement of the date of the meeting is first made. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, as well as the advance notification requirements set forth in our By-Laws. A copy of the advance notification requirements may be obtained from James M. Barkley, General Counsel and Secretary, Simon Property Group, Inc., 115 West Washington Street, Indianapolis, Indiana 46204.

Appendix A

SIMON PROPERTY GROUP, L.P.
1998 STOCK INCENTIVE PLAN
(As Proposed to Be Amended May 8, 2002)
TABLE OF CONTENTS

SIMON PROPERTY GROUP, L.P.
1998 STOCK INCENTIVE PLAN
(As Proposed to Be Amended May 8, 2002)
ARTICLE 1
GENERAL

  1.1
  Purpose.

                The purpose of this 1998 Stock Incentive Plan (the "Plan") is to provide for certain key personnel (as defined in Section 1.3) of Simon Property Group, L.P. (the "Partnership") and certain of its Affiliates (as defined in Section 1.6) an equity-based incentive to maintain and enhance the performance and profitability of the Partnership and Simon Property Group, Inc. (the "Company"). It is intended that awards granted under this Plan may provide performance-based compensation within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent applicable.

  1.2
  Administration.

          (a)  The Plan shall be administered by a committee (the "Committee") appointed by the Partnership, by action of its General Partner(s), which Committee shall consist of two or more directors of the Company. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. The members of the Committee shall be appointed by and may be changed at any time and from time to time in the discretion of, the Partnership, by action of its General Partner(s).

          (b)  The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Plan agreements executed pursuant to the Plan, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

          (c)  The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive.

          (d)  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

          (e)  Notwithstanding anything to the contrary contained herein: (i) until the Partnership shall appoint the members of the Committee, the Plan shall be administered by the General Partner(s), and (ii) the General Partner(s) may, in their sole discretion, at any time and from time to time, resolve to administer the Plan. In either of the foregoing events, the term Committee as used herein shall be deemed to mean the General Partner(s).

  1.3
  Persons Eligible for Awards.

                Awards under Articles 2 and 3 of the Plan may be made to such officers, employee-directors, Eligible Directors, executive, managerial, professional or other employees, advisors and consultants ("key personnel") of the Partnership or its Affiliates, other than Melvin Simon and Herbert Simon, as the Committee shall from time to time in its sole discretion select. Eligible Directors shall also receive awards as provided in Article 4 of the Plan.

  1.4
  Types of Awards Under Plan.

          (a)  Awards may be made under the Plan in the form of (i) stock options ("options"), (ii) stock appreciation rights related to an option ("related stock appreciation rights"), (iii) stock appreciation rights not related to any option ("unrelated stock appreciation rights"), (iv) restricted stock awards and (v) performance units, all as more fully set forth in Articles 2, 3 and 4.

          (b)  Options granted under the Plan may be either (i) "nonqualified" stock options subject to the provisions of section 83 of the Code or (ii) options intended to qualify for incentive stock option treatment described in Code section 422.

          (c)  All options when granted are intended to be nonqualified stock options, unless the applicable Plan agreement explicitly states that the option is intended to be an incentive stock option. If an option is intended to be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a nonqualified stock option appropriately granted under the Plan provided that such option (or portion) otherwise meets the Plan's requirements relating to nonqualified stock options.

          (d)  In the event the Company or an Affiliate consummates a transaction described in Code section 424(a), persons who become key personnel or directors on account of such transaction may be granted options in substitution or as a replacement for options granted by the former employer. The Committee, in its sole discretion and consistent with Code section 424(a), shall determine the exercise price of the substitute options.

  1.5
  Shares Available for Awards.

          (a)  Subject to Section 5.6 (relating to adjustments upon changes in capitalization), the aggregate number of shares of Common Stock (as defined in Section 1.6) which may be delivered under the Plan pursuant to awards hereunder shall not exceed 11,300,000 shares. The number of unrestricted shares acquired pursuant to the exercise of any related stock appreciation right pursuant to the Plan shall be deemed to be equal to the number of shares surrendered, or as to which the grantee's right to purchase, acquire or receive is surrendered, in connection with such exercise, and, to the extent that any payment to a grantee upon exercise of any stock appreciation right is made in the form of restricted shares, the portion of the shares surrendered, or as to which such grantee's right to purchase, acquire or receive is surrendered, which is related to payment in the form of restricted shares shall not be deemed to be unrestricted shares acquired pursuant to the Plan until such restricted shares become unrestricted. Upon unconditional vesting of the right of any grantee to payment pursuant to any performance unit in cash or any other form (other than restricted or unrestricted shares), a number of unrestricted shares, equal to the portion of the shares subject to such performance unit to which such payment relates, shall be deemed to be delivered pursuant to the Plan in connection therewith. The number of shares delivered in full or partial payment of any option exercise price under the Plan shall be deducted from the number of shares delivered to the grantee pursuant to such option for purposes of determining the number of unrestricted shares delivered pursuant to the Plan. Without limiting the generality of the foregoing, shares of Common Stock covered by awards granted under the Plan which expire or terminate for any reason (other than an option or part thereof which is canceled by the Committee and for which cash is paid in respect thereof pursuant to Section 2.5(f)) shall again become available for award under the Plan.

          (b)  Shares of Common Stock that shall be subject to issuance pursuant to the Plan shall be authorized and unissued or treasury shares of Common Stock.

          (c)  Without limiting the generality of the foregoing, the Committee may, with the grantee's consent, cancel any award under the Plan and issue a new award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted award shall satisfy all applicable Plan requirements as of the date such new award is made.

  1.6
  Definitions of Certain Terms.

          (a)  The term "Affiliate" as used herein means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Partnership, as determined by the Committee in its sole discretion; provided, however, that the Company and Affiliates of the Company shall be considered Affiliates of the Partnership.

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          (b)  The term "Common Stock" as used herein means the shares of common stock, par value $0.0001 per share, of Simon Property Group, Inc., as constituted on the effective date of the Plan, all rights which trade with or are paired with such shares of common stock, including beneficial interests in one or more trusts which own all of the common stock of SPG Realty Consultants, Inc., and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

          (c)  The term "Eligible Director" means a director of the Company who is not an employee of the Partnership or any of its Affiliates.

          (d)  Except as otherwise determined by the Committee in its sole discretion, the "fair market value" as of any date and in respect of any share of Common Stock shall be the mean between the high and low sales prices of a share of Common Stock as reported on the New York Stock Exchange if shares of Common Stock are then trading upon such exchange, or if not, then such average on such other stock exchange on which shares of the Common Stock are principally trading, on such date. In no event shall the fair market value of any share be less than its par value.

          (e)  The term "Performance Cycle" means the period of time established by the Committee within which Performance Goals are required to be attained or satisfied.

          (f)    The term "Performance Goals" means the performance goals established by the Committee with respect to the Company, the Partnership or any Affiliates, in the Committee's sole discretion, in writing, based on any one or any combination of the following business criteria: (a) earnings per share; (b) return on equity; (c) return on assets; (d) market value per share; (e) funds from operations; (f) return to stockholders (including dividends); (g) revenues; (h) market share; (i) cash flow; and (j) cost reduction goals. Awards shall be delivered only after it is certified, in writing, by the Committee that the Performance Goals as established by the Committee have been attained or otherwise satisfied within the Performance Cycle.

  1.7
  Agreements Evidencing Awards

          (a)  Options, stock appreciation rights and restricted stock awards granted under the Plan shall be evidenced by written agreements. Other awards granted under the Plan shall be evidenced by written agreements to the extent the Committee may in its sole discretion deem necessary or desirable. Any such written agreements shall (i) contain such provisions not inconsistent with the terms of the Plan as the Committee may in its sole discretion deem necessary or desirable and (ii) be referred to herein as "Plan Agreements."

          (b)  Each Plan agreement shall set forth the number of shares of Common Stock subject to the award granted thereby.

          (c)  Each Plan agreement with respect to the granting of a related stock appreciation right shall set forth the number of shares of Common Stock subject to the related option which shall also be subject to the related stock appreciation right granted thereby.

          (d)  Each Plan agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the grantee in connection with the exercise of the option evidenced thereby. The option exercise price per share shall not be less than the fair market value of a share of Common Stock on the date the option is granted.

          (e)  Each Plan agreement with respect to a stock appreciation right shall set forth the amount (the "appreciation base") over which appreciation will be measured upon exercise of the stock appreciation right evidenced thereby. The appreciation base per share of Common Stock subject to a stock appreciation right shall not be less than (i) in the case of an unrelated stock appreciation right, the fair market value of a share of Common Stock on the date the stock appreciation right is granted, or (ii) in the case of a related stock appreciation right, the option exercise price per share of Common Stock subject to the related option.

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ARTICLE 2
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

  2.1
  Grants of Stock Options.

                The Committee may grant options to purchase shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan; provided, however, that the maximum number of shares subject to all awards granted to any Plan participant pursuant to the Plan shall not exceed 600,000 in any calendar year.

  2.2
  Grant of Reload Options.

                The Committee may, subject to Sections 1.5 and 2.1, grant a Reload Option to any grantee holding an unexercised option. For purposes of the Plan. a "Reload Option" shall mean an option to purchase a number of shares of Common Stock granted in connection with the exercise of the grantee's option (the "Exercised Options") upon the payment of the option exercise price for such Exercised Option with shares of Common Stock that have a fair market value equal to not less than 100% of the option exercise price for such Exercised Option. The Reload Option with respect to an Exercised Option shall be for a number of shares of Common Stock equal to the number of shares of Common Stock tendered to exercise the Exercised Option plus, if so provided by the Committee, the number of shares of Common Stock, if any, retained by the Partnership in connection with the exercise of the Exercised Option to satisfy any federal, state, or local tax withholding requirements. Reload options shall be subject to the following terms and conditions:

              (i)  the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates;

            (ii)  the Reload Option may be exercised at any time during the unexpired term of the original Exercised Option to which it relates (subject to earlier termination thereof as provided in the Plan and in the applicable Plan agreement); and

            (iii)  the terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates, except that (1) the option exercise price shall be the fair market value of the Common Stock on the grant date of the Reload Option and (2) no Reload Option may be exercised within one year from the date on which such Reload Option was granted.

  2.3
  Grant of Stock Appreciation Rights.

          (a)  Related Stock Appreciation Rights. The Committee may grant a related stock appreciation right in connection with all or any part of an option granted under the Plan, either at the time the related option is granted or any time thereafter prior to the exercise, termination or cancellation of such option, and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. The grantee of a related stock appreciation right shall, subject to the terms of the Plan and the applicable Plan agreement, have the right to surrender to the Partnership for cancellation all or a portion of the related option granted under the Plan, but only to the extent that such option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to such option or portion thereof (determined as of the date of exercise of such stock appreciation right), over (ii) the aggregate appreciation base (determined pursuant to Section 1.7(e)) of the shares of Common Stock subject to such stock appreciation right or portion thereof.

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          (b)  Unrelated Stock Appreciation Rights. The Committee may grant an unrelated stock appreciation right in such amount and subject to such terms and conditions, as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. The grantee of an unrelated stock appreciation right shall, subject to the terms of the Plan and the applicable Plan agreement, have the right to surrender to the Partnership for cancellation all or a portion of such stock appreciation right, but only to the extent that such stock appreciation right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to such stock appreciation right or portion thereof (determined as of the date of exercise of such stock appreciation right), over (ii) the aggregate appreciation base (determined pursuant to Section 1.7(e)) of the shares of Common Stock subject to such stock appreciation right or portion thereof.

          (c)  Payment. Unless the Plan agreement provides otherwise, payment due to the grantee upon exercise of a stock appreciation right shall be made in cash and/or in Common Stock (valued at the fair market value thereof as of the date of exercise) as determined by the Committee in its sole discretion.

  2.4
  Exercise of Related Stock Appreciation Right Reduces Shares Subject to Option.

                Upon any exercise of a related stock appreciation right or any portion thereof, the number of shares of Common Stock subject to the related option shall be reduced by the number of shares of Common Stock in respect of which such stock appreciation right shall have been exercised.

  2.5
  Exercisability of Options and Stock Appreciation Rights.

                Subject to the other provisions of the Plan:

          (a)  Exercisability Determined by Plan Agreement. Each Plan agreement shall set forth the period during which and the conditions subject to which the option or stock appreciation right evidenced thereby shall be exercisable, as determined by the Committee in its sole discretion.

          (b)  Default Provisions. Unless the applicable Plan agreement otherwise specifies:

              (i)  no option or stock appreciation right shall be exercisable prior to the first anniversary of the date of grant;

            (ii)  each option or stock appreciation right granted under the Plan shall become cumulatively exercisable with respect to 40% of the shares of Common Stock subject thereto, rounded down to the next lower full share, on the first anniversary of the date of grant, and with respect to an additional 30% of shares of Common Stock subject thereto, rounded down to the next lower full share, on the second anniversary of the date of the grant;

            (iii)  each option or stock appreciation right shall become 100% exercisable on the third anniversary of the date of grant;

            (iv)  except as provided in Section 2.7 each option or stock appreciation right shall remain 100% exercisable through the day prior to the tenth anniversary of the date of grant, after which such option or stock appreciation right shall terminate and cease to be exercisable; and

            (v)  no option or stock appreciation right shall be exercisable to the extent that such exercise will cause the Partnership or Affiliate to pay any amount that would be nondeductible by the Partnership or such Affiliate by reason of Code section 162(m).

          (c)  Exercise of Related Stock Appreciation Right. Unless the applicable Plan agreement otherwise provides, a related stock appreciation right shall be exercisable at any time during the period that the related option may be exercised.

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          (d)  Partial Exercise Permitted. Unless the applicable Plan agreement otherwise provides, an option or stock appreciation right granted under the Plan may be exercised from time to time as to all or part of the full number of shares as to which such option or stock appreciation right shall then be exercisable. No option shall be exercised with respect to less than 50 shares of Common Stock unless the option is being exercised with respect to the full number of shares issuable hereunder.

          (e)  Notice of Exercise; Exercise Date.

              (i)  An option or stock appreciation right shall be exercisable by the filing of a written notice of exercise with the Partnership, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 2.6.

            (ii)  Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, the date of exercise of an unrelated stock appreciation right shall be the date the Partnership receives such written notice of exercise.

            (iii)  For purposes of the Plan, the "option exercise date" shall be deemed to be the sixth business day immediately following the date written notice of exercise is received by the Partnership.

          (f)    Cashout of Options. If and to the extent that the applicable Plan agreement so provides: At any time after receipt of written notice of exercise of an option and prior to the "option exercise date" (as defined in Section 2.5(e)), the Committee in its sole discretion may by written notice to the grantee, cancel the option or any part thereof if the Committee in its sole discretion determines that tax, legal or contractual restrictions or brokerage or other market considerations would make the acquisition of Common Stock, or the grantee's sale of Common Stock to the public markets illegal, impracticable or inadvisable. If the Committee cancels such option or any part thereof, the Partnership shall pay to the grantee, as soon as practicable thereafter, an amount equal in cash to the excess of (i) the aggregate fair market value of the shares of Common Stock subject to the option or part thereof canceled (determined as of the option exercise date), over (ii) the aggregate option exercise price of the shares of Common Stock subject to the option or part thereof canceled.

  2.6
  Payment of Option Price.

          (a)  Tender Due Upon Notice of Exercise. Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, (i) any written notice of exercise of an option shall be accompanied by payment of the full purchase price for the shares being purchased, and (ii) the grantee shall have no right to receive shares of Common Stock with respect to an option exercise prior to the option exercise date.

          (b)  Manner of Payment. Payment of the option exercise price shall be made in any combination of the following:

              (i)  by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee);

            (ii)  with the consent of the Committee in its sole discretion, by personal check (subject to collection), which may in the Committee's sole discretion be deemed conditional;

            (iii)  if and to the extent provided in the applicable Plan agreement, by delivery of previously acquired shares of Common Stock owned by the grantee for at least six months (or such other period as the Committee may prescribe) having a fair market value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby, provided that the Committee may require the grantee to furnish an opinion of

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    counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and does not require any Consent (as defined in Section 5.3);

            (iv)  with the consent of the committee in its sole discretion, by the promissory note and agreement of the grantee providing for payment with interest on the unpaid balance accruing at a rate not less than that needed to avoid the imputation of income under Code section 7872 and upon such terms and conditions (including the security, if any, therefor) as the Committee may determine in its sole discretion; or

            (v)  by any other means which the Committee, in its sole discretion, determines to be consistent with the purposes of the Plan.

          (c)  Cashless Exercise. Payment in accordance with clause (i) of Section 2.6(b) may be deemed to be satisfied, if and to the extent provided in the applicable Plan agreement, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stack acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and does not require any Consent (as defined in Section 5.3).

          (d)  Issuance of Shares. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Section 5.3, deliver to the grantee one or more certificates for the shares of Common Stock so purchased, which certificates may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with applicable securities laws, rules and regulations or otherwise.

  2.7
  Termination of Service.

                For purposes of the Plan, "termination of service" means, in the case of an employee, the termination of the employment relationship between the employee and the Partnership and all Affiliates; and in the case of an individual who is not an employee, the termination of the service relationship between the individual and the Partnership and all Affiliates. Subject to the other provisions of the Plan and unless the applicable Plan agreement otherwise provides:

          (a)  General Rule. All options and stock appreciation rights granted to a grantee shall terminate upon his termination of service for any reason (including death) except to the extent post-service exercise of the vested portion of an option or stock appreciation right is permitted in accordance with this Section 2.7. The "vested portion" of any option or stock appreciation right shall mean the portion thereof which is exercisable immediately prior to the grantee's termination of service for any reason.

          (b)  Improper Activity. All options and stock appreciation rights granted to a grantee shall terminate and expire on the day of the grantee's termination of service for cause, whether or not the grantee is a party to a written service contract. For purposes of this Section 2.7, a grantee's service shall be deemed to be terminated for "cause" if he is discharged (i) on account of fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against the Partnership or any Affiliate, (ii) for violation of a policy of the Partnership or any Affiliate, (iii) for serious and willful acts of misconduct detrimental to the business or reputation of the Partnership or any Affiliate or (iv)for "cause" or any like term as defined in any written contract with the grantee.

          (c)  Regular Termination; Leaves of Absence. If the grantee's service terminates for reasons other than as provided in subsection (b) or (d) of this Section 2.7, the portion of options and stock

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  appreciation rights granted to such grantee which were exercisable immediately prior to such termination of service may be exercised until the earlier of (i) 30 days after his termination of service or (ii) the date on which such options and stock appreciation rights terminate or expire in accordance with the provisions of the Plan (other than this Section 2.7) and the Plan agreement; provided, that the Committee may in its sole discretion determine such other period for exercise in the case of an individual whose service terminates solely because the employer ceases to be an Affiliate or the grantee transfers employment with the Partnership's consent to a purchaser of a business disposed of by the Partnership. The Committee may in its sole discretion determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of service for purposes of the Plan, and (ii) the impact, if any, of any such leave on outstanding awards under the Plan.

          (d)  Death; Disability; Retirement. If a grantee's service terminates by reason of death, disability, or retirement at or after age 65, the portion of options and stock appreciation rights granted to such grantee which were exercisable immediately prior to such termination of service may be exercised until the earlier of (i) one year after his termination of service in the case of death or disability or three years after his termination of service by reason of retirement, or (ii) the date on which such options and stock appreciation rights terminate or expire in accordance with the Plan agreement. For purposes of this Section 2.7, the term "disability" shall mean, with respect to any grantee, a "permanent and total disability" as defined in section 22(e)C3) of the Code.

  2.8
  Special ISO Requirements.

                In order for a grantee to receive special tax treatment with respect to stock acquired under an option intended to be an incentive stock option, the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code section 424(a) applies. The aggregate fair market value, determined as of the date an option is granted, of the Common Stock for which any grantee may be awarded incentive stock options which are first exercisable by the grantee during any calendar year under the Plan (and any other stock option plan to be taken into account under Code section 422(d)) shall not exceed $100,000. If an option granted under the Plan is intended to be an incentive stock option, and if the grantee, at the time of grant, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110% of the fair market value of the Common Stock on the date of such grant and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted.

ARTICLE 3
AWARDS OTHER THAN STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

  3.1
  Restricted Stock Awards.

          (a)  Grant of Awards.    The Committee may grant restricted stock awards, alone or in tandem with other awards, under the Plan in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of service with the Partnership or any Affiliate, upon the attainment of specified Performance Goals within specified Performance Cycles, and/or upon such other criteria as the Committee may determine in its sole discretion.

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          (b)  Payment.    Each Plan agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the grantee with respect to such award. If a grantee makes any payment for a restricted stock award which does not vest, appropriate payment may be made to the grantee following the forfeiture of such award on such terms and conditions as the Committee may determine.

          (c)  Forfeiture Upon Termination of Service.    Unless the applicable Plan agreement otherwise provides or the Committee otherwise determines, (i) if a grantee's service terminates for any reason (other than death) before all of his restricted stock awards have vested, such unvested awards shall terminate and expire upon such termination of service, and (ii) in the event any condition to the vesting of restricted stock awards is not satisfied within the period of time permitted therefor, such restricted shares shall be returned to the Partnership. If a grantee's service terminates by reason of death, any unvested portion of a restricted stock award which has been earned as a result of the attainment of applicable Performance Goals shall be fully vested as of the awardee's date of death.

          (d)  Issuance of Shares.    The Committee may provide that one or more certificates representing restricted stock awards shall be registered in the grantee's name and bear an appropriate legend specifying that such hares are not transferable and are subject to the terms and conditions of the Plan and the applicable Plan agreement, or that such certificate or certificates shall be held in escrow by the Partnership on behalf of the grantee until such shares vest or are forfeited, all on such terms and conditions as the Committee may determine. Unless the applicable Plan agreement otherwise provides, no share of restricted stock may be assigned, transferred, otherwise encumbered or disposed of by the grantee until such share has vested in accordance with the terms of such award. Subject to the provisions of Section 5.4, as soon as practicable after any restricted stock award shall vest, the Partnership shall issue or reissue to the grantee (or to his designated beneficiary in the event of the grantee's death) one or more certificates for the Common Stock represented by such restricted stock award without such restricted legend.

          (e)  Grantees' Rights Regarding Restricted Stock.    Unless the applicable Plan agreement otherwise provides, (i) a grantee may vote and receive dividends on restricted stock awarded under the Plan, and (ii) any stock received as a dividend on, or in connection with a stock split of, a restricted stock award shall be subject to the same restrictions as such restricted stock.

  3.2
  Common Stock Awards.

                The Committee may issue awards under the Plan, payable in Common Stock, including, but not limited to awards of Common Stock equal to dividends declared on Common Stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Such Common Stock awards under the Plan shall relate to a specified maximum number of shares granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

  3.3
  Performance Units.

          (a)  Grant of Units. The Committee may grant performance units under the Plan to acquire shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

          (b)  Performance Units. Each performance unit under the Plan shall relate to a specified maximum number of shares, and shall be exchangeable for all or a portion of such shares, or cash (or such other form of consideration as may be determined by the Committee in its sole discretion equivalent in value thereto) in up to an amount equal to the fair market value of an equal number of unrestricted shares, at the end of a specified Performance Cycle as may be established by the

9

  Committee. The number of such shares which may be deliverable pursuant to such performance unit shall be based upon the degree of attainment of Performance Goals over a Performance Cycle as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such Performance Cycle or achievement of the degree of attainment of the Performance Goals specified in connection with such performance unit, in the event of the participant's death, normal retirement, early retirement, or total or permanent disability, or in such other circumstances as the Committee may determine in its sole discretion to be fair and equitable to the participant or in the interest of the Partnership and its Affiliates.

ARTICLE 4
OPTION GRANTS TO ELIGIBLE DIRECTORS

  4.1
  Grants to Eligible Directors.

                Each Eligible Director of the Company shall be granted options in accordance with this Article 4. All options granted pursuant to this Article 4 shall constitute "non-qualified" stock options.

  4.2
  Amount of Grants.

                Each person who is hereafter elected as an Eligible Director shall receive the following options:

          (a)  Initial Election. Each Eligible Director who is elected or appointed a director of the Company and who has not previously served as a director of Simon DeBartolo Group, Inc., or Corporate Property Investors, Inc., shall be granted options to purchase 5,000 shares of Common Stock on the first day of the first calendar month following the month in which such person first becomes an Eligible Director.

          (b)  Reelection. As of the date of each annual meeting of the Company's stockholders (the "Annual Meeting") held after January 1, 1999, each Eligible Director shall be granted options to purchase 3,000 shares of Common Stock multiplied by the member of calendar years that have elapsed since such person was previously elected a director of the Company, Simon DeBartolo Group, Inc., or Corporate Property Investors, Inc. (the "Subsequent Awards"); provided, however, that if a person is elected, appointed or otherwise becomes an Eligible Director during a period 60 days prior to the Annual Meeting in any year, then such Eligible Director will receive no Subsequent Awards, and provided, further, that each Eligible Director receiving Subsequent Awards must continue to serve as a director of the Company after such Annual Meeting.

  4.3
  Terms of Options.

          (a)  Exercise Price and Exercise Period. The exercise price of all options granted pursuant to this Article 4 shall be equal to the fair market value of the Common Stock on the date of grant. All options granted pursuant to this Article 4 shall become exercisable on the first anniversary of the date of grant or such earlier time as a Change in Control, as hereinafter defined, of the Company and will remain exercisable through the tenth anniversary of the date of grant (the "Expiration Date"). Prior to the Expiration Date, options granted pursuant to this Article 4 shall terminate 30 days after the optionee ceases to be a member of the Board of Directors of the Company.

          (b)  Payment. An optionee may pay the exercise price of any options granted pursuant to this Article 4 (i) by certified or official bank check payable to the Company; (ii) by delivery of previously acquired shares of Common Stock held by such optionee for at least six months having a fair market value equal to the purchase of the option exercise price being paid thereby; or (iii) or any combination of the foregoing.

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  4.4
  Transfer of Options.

                No option granted pursuant to this Article 4 may be sold, assigned or otherwise transferred by an Eligible Director other than by will or the laws of descent or distribution and may be exercised during the Eligible Director's lifetime only by such Eligible Director.

  4.5
  Change of Control.

                In the event of a Change of Control prior to the date an option granted under this Article 4 terminates, each option not previously vested shall become immediately vested and exercisable in full. For this purpose, a "Change of Control" shall mean (i) a merger or consolidation of the Company with another corporation, whether or nor the Company is the surviving corporation, where there is a change in the shares of stock by reason of such merger or consolidation, (ii) an acquisition of all or substantially all of the assets of the Company by another person, or (iii) a reorganization or liquidation of the Company.

ARTICLE 5
MISCELLANEOUS

  5.1
  Amendment of the Plan; Modification of Awards.

          (a)  Plan Amendments. The Partnership, by action of its General Partner(s), may, without approval of other partners in the Partnership, at any time and from time to time suspend, discontinue or amend the Plan in any respect whatsoever, except that no such amendment shall impair any rights under any award theretofore made under the Plan without the consent of the grantee of such award. Furthermore, shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by applicable law or regulation.

          (b)  Award Modifications. With the consent of the grantee and subject to the terms and conditions of the Plan (including Section 5.1(a)), the Committee may amend outstanding Plan agreements with such grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which an award may vest or become exercisable and/or (ii) extend the scheduled termination or expiration date of the award.

  5.2
  Limitation on Exercise.

                No option or stock appreciation right shall be exercisable to the extent that such exercise will cause the Partnership or any Affiliate to pay any amount which would be nondeductible by the Partnership or such Affiliate by reason of Code section 162(m).

  5.3
  Restrictions.

          (a)  Consent Requirements. If the Committee shall at any time determine in its sole discretion that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, if (i) the Committee may make any payment under the Plan in cash, Common Stock or both, and (ii) the Committee determines that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent has been obtained.

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          (b)  Consent Defined. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Partnership or any Affiliate.

  5.4
  Nontransferability.

                Except as expressly authorized by the Committee in the Plan agreement, no award granted to any grantee under the Plan shall be assignable or transferable by the grantee other than by will or by the laws of descent and distribution and during the lifetime of the grantee, all rights with respect to any option or stock appreciation right granted to the grantee under the Plan shall be exercisable only by the grantee.

  5.5
  Withholding Taxes.

          (a)  Whenever under the Plan shares of Common Stock are to be delivered pursuant to an award, the Committee may require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid under the Plan (whether upon the exercise of stock appreciation right or otherwise), the Partnership may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

          (b)  Without limiting the generality of the foregoing, (i) a grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the grantee for at least six months (or such other period as the Committee may determine in its sole discretion) having a fair market value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act; and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock from the shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised).

  5.6
  Adjustments Upon Changes in Capitalization.

                If and to the extent specified by the Committee, the number of shares of Common Stock which may be issued pursuant to awards under the Plan, the number of shares of Common Stock subject to awards, the option exercise price and appreciation base of options and stock appreciation rights theretofore granted under the Plan, and the amount payable by a grantee in respect of an award, shall be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other change in such shares of Common Stock effected without receipt of consideration by the

12

Company; provided that any awards covering fractional shares of Common Stock resulting from any such adjustment shall be eliminated and provided further, that each incentive stock option granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an "incentive stock option" within the meaning of Code section 422. Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

  5.7
  Right of Discharge Reserved.

                Nothing in the Plan or in any Plan agreement shall confer upon any person the right to continue in the service of the Partnership or any Affiliate or affect any right which the Partnership or any Affiliate may have to terminate the service of such person.

  5.8
  No Rights as a Stockholder.

                No grantee or other person shall have any of the rights of a stockholder of the Company with respect to shares subject to an award until the issuance of a stock certificate to him for such shares. Except as otherwise provided in Section 5.6, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued. In the case of a grantee of an award which has not yet vested, the grantee shall have the rights of a stockholder of the Company if and only to the extent provided in the applicable Plan agreement.

  5.9
  Nature of Payments.

          (a)  Any and all awards or payments hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Partnership or its Affiliates by the grantee.

          (b)  No such awards and payments shall be considered special incentive payments to the grantee or, unless otherwise determined by the Committee, be taken into account in computing the grantee's salary or compensation for the purposes of determining any benefits under (i) any pension, retirement, life insurance or other benefit plan of the Partnership or any Affiliate or (ii) any agreement between the Partnership or any Affiliate and the grantee.

          (c)  By accepting an award under the Plan, the grantee shall thereby waive any claim to continued exercise or vesting of an award or to damages or severance entitlement related to non-continuation of the award beyond the period provided herein or in the applicable Plan agreement, notwithstanding any contrary provision in any written contract with the grantee, whether any such contract is executed before or after the grant date of the award.

  5.10
  Non-Uniform Determinations.

                The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, (c) the exercise by the Committee of its discretion in respect of the exercise of stock appreciation rights pursuant to the terms of the Plan, and (d) the treatment of leaves of absence pursuant to Section 2.7(c).

  5.11
  Other Payments or Awards.

                Nothing contained in the Plan shall be deemed in any way to limit or restrict the Partnership, any Affiliate or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

13

  5.12
  Reorganization.

          (a)  In the event that the Company is merged or consolidated with another corporation and, whether or not the Company shall be the surviving corporation, there shall be any change in the shares of Common Stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board of Directors of the Company (the "Board") shall propose that the Company enter into a Reorganization Event, then the Committee may in its sole discretion, by written notice to a grantee, provide that his options and stock appreciation rights will be terminated unless exercised within 30 days (or such longer period as the committee shall determine in its sole discretion) after the date of such notice; provided that if the Committee takes such action the Committee also shall accelerate the dates upon which all outstanding options and stock appreciation rights of such grantee shall be exercisable. The Committee also may in its sole discretion by written notice to a grantee provide that all or some of the restrictions on any of his awards may lapse in the event of a Reorganization Event upon such terms and conditions as the Committee may determine.

          (b)  Whenever deemed appropriate by the Committee, the actions referred to in Section 5.12(a) may be made conditional upon the consummation of the applicable Reorganization Event.

  5.13
  Section Headings.

                The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

  5.14
  Effective Date and Term of Plan.

          (a)  The Plan shall be deemed adopted upon approval by the stockholders of Simon DeBartolo Group, Inc. and Corporate Property Investors, Inc., but shall not become effective until the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of February 18, 1998, among Simon DeBartolo Group, Inc., Corporate Property Investors, Inc., and Corporate Realty Consultants, Inc.

          (b)  The Plan shall terminate 10 years after the date on which it is adopted and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to such termination date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan agreement.

  5.15
  Governing Law.

                THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

14

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
SIMON PROPERTY GROUP, INC.

For use at the
Annual Meeting of Stockholders
to be Held on May 8, 2002

        The undersigned holder of shares of preferred stock of Simon Property Group, Inc. ("SPG"), hereby appoints Herbert Simon and David Simon, and each of them, with power of substitution to each, to vote all shares of preferred stock which the undersigned is entitled to vote at the annual meeting (the "meeting") of stockholders to be held at the Hyatt Regency Indianapolis, One South Capitol Avenue, Indianapolis, Indiana on May 8, 2002 at 10:00 a.m. (Indianapolis time) and at every adjournment or postponement thereof and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if present at the annual meeting, hereby revoking all prior proxies on the matters set forth, as indicated on the reverse side. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Joint Proxy Statement.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the nominees in proposal 1.

^ FOLD AND DETACH HERE ^

You can now access your Simon Property Group, Inc. account online.

Access your Simon Property Group, Inc. shareholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC, agent for Simon Property Group, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS—Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

 Investor ServiceDirectSM is currently only available for domestic individual and joint accounts.

•  SSN
•  PIN
•  Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.	Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

•  SSN
•  PIN
•  Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.	Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•  Certificate History
•  Book-Entry Information
•  Issue Certificate
•  Payment
•  History
•  Address Change
•  Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

The Board of Directors recommends a vote "FOR"proposal 1.	Please mark your votes as indicated in this example	☒
	FOR all nominees listed at right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed at right
Election of SPG Directors, Nominees: (01) Birch Bayh, (02 Melvyn E. Bergstein, (03) Hans C. Mautner, (04) G. William Miller, (05) J. Albert Smith, Jr., (06) Pieter S. van den Berg, and (07) Philip J. Ward
1. Election of Directors	☐	☐	VOTE FOR, except withhold from the following numbered nominee(s):

2. In their discretion, the proxies are authorized to vote upon such other matters (none known at the time of this proxy) as may properly come before the annual meeting or any adjournment or postponement thereof.
By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.	☐
Signature	Signature	Date
The signer hereby revokes all proxies heretofore given by the signer to vote at the SPG/SRC Annual Meetings or any adjournments or postponements thereof. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/spg	Telephone 1-800-435-6710	Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=SPG&script=700

PROXY SOLICITED BY THE BOARDS OF DIRECTORS OF
SIMON PROPERTY GROUP, INC. AND
SPG REALTY CONSULTANTS, INC.

For use at the
Annual Meetings of Stockholders to be
Held on May 8, 2002

        The undersigned holder of shares of common stock of Simon Property Group, Inc. ("SPG"), which are paired with a fractional interest in shares of common stock of SPG Realty Consultants, Inc. ("SRC" and with SPG, the "Companies") hereby appoints Herbert Simon and David Simon, and each of them, with power of substitution to each, to vote all shares of common stock which the undersigned is entitled to vote at the annual meetings (the "SPG Annual Meeting") and (the "SRC Annual Meeting") of stockholders to be held at the Hyatt Regency Indianapolis, One South Capitol Avenue, Indianapolis, Indiana on May 8, 2002 at 10:00 a.m. (Indianapolis time) and at every adjournment or postponement thereof and otherwise to represent the undersigned at the meetings with all powers possessed by the undersigned if present at the annual meetings, hereby revoking all prior proxies on the matters set forth, as indicated on the reverse side. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Joint Proxy Statement.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the nominees in proposal 1, for proposal 2 and against proposal 3.

^ FOLD AND DETACH HERE ^

You can now access your Simon Property Group, Inc. account online.

Access your Simon Property Group, Inc. shareholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC, agent for Simon Property Group, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS—Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

 Investor ServiceDirectSM is currently only available for domestic individual and joint accounts.

•  SSN
•  PIN
•  Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.	Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

•  SSN
•  PIN
•  Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.	Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•  Certificate History
•  Book-Entry Information
•  Issue Certificate
•  Payment History
•  Address Change
• Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

The Boards of Directors recommend a vote "FOR" proposals 1 and 2 and "AGAINST" proposal 3.	Please mark your votes as indicated in this example	☒
	FOR all nominees listed at right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed at right
Election of SPG Directors, Nominees: (01) Birch Bayh, (02) Melvyn E. Bergstein, (03) Hans C. Mautner, (04) G. William Miller, (05) J. Albert Smith, Jr., (06) Pieter S. van den Berg, and (07) Philip J. Ward
1. Election of Directors	☐	☐
Election of SRC Directors, Nominees: (08) Birch Bayh, (09) Melvyn E. Bergstein, (10) Hans C. Mautner, (11) G. William Miller, (12) Melvin Simon, (13) Herbert Simon, (14) David Simon, (15) J. Albert Smith, Jr., (16) Richard S. Sokolov, (17) Pieter S. van den Berg, and (18) Philip J. Ward

VOTE FOR, except withhold from the following numbered nominee(s):

2. To approve the proposed amendment to the Simon Property Group, L.P. 1998 Stock Incentive Plan (the "1998 Stock Incentive Plan") which increases from 6,300,000 to 11,300,000 the total number of paired shares of common stock subject to issuance under the plan.	3. To consider and vote on a stockholder proposal.
4. In their discretion, the proxies are authorized to vote upon such other matters (none known at the time of this proxy) as may properly come before the annual meeting or any adjournment or postponement thereof.
FOR ☐	AGAINST ☐	ABSTAIN ☐	FOR ☐	AGAINST ☐	ABSTAIN ☐
						By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.	☐
Signature	Signature	Date
The signer hereby revokes all proxies heretofore given by the signer to vote at the SPG/SRC Annual Meetings or any adjournments or postponements thereof. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/spg	Telephone 1-800-435-6710	Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=SPG&script=700

QuickLinks

Board and Committee Membership
ITEM 1—ELECTION OF DIRECTORS
PRINCIPAL STOCKHOLDERS
ITEM 2—APPROVAL OF AMENDMENT TO 1998 STOCK INCENTIVE PLAN
ITEM 3—STOCKHOLDER PROPOSAL
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
MATTERS RELATING TO THE INDEPENDENT AUDITORS
CERTAIN TRANSACTIONS
ANNUAL REPORT
STOCKHOLDER PROPOSALS AT 2003 ANNUAL MEETING